Exhibit 10.19

LEASE

Between

Burlington Office Park V Limited Partnership

and

Demandware, Inc.,

a Delaware corporation

for

31,546 Rentable Square Feet

within Five Wall Street

Burlington, Massachusetts

INDEX

ARTICLE I - REFERENCE DATA		1

1.1	Subject Referred To	1
1.2	Exhibits	4

ARTICLE 2 - PREMISES AND TERM:		5

2.1	Premises	5
2.2	Term	5

ARTICLE 3 - CONSTRUCTION:		6

3.1	Initial Construction	6
3.2	Preparation of Premises for Occupancy	8
3.3	General Provisions Applicable to Construction	10
3.4	Representatives	10
3.5	Arbitration by Architects	10
3.6	Warranty of Tenant’s Work	11

ARTICLE 4 - RENT:		11

4.1	Rent	11
4.2	Operating Cost Escalation	12
4.3	Payments	19

ARTICLE 5 - LANDLORD’S COVENANTS:		20

5.1	Landlord’s Covenants during the Term	20
5.2	Interruptions	22

ARTICLE 6 - TENANT’S COVENANTS:		23

6.1	Tenant’s Covenants during the Term	23

ARTICLE 7 - CASUALTY AND TAKING:		33

7.1	Casualty and Taking	33
7.2	Reservation of Award	33
7.3	Additional Casualty Provisions	34

INDEX

(Continued)

ARTICLE 8 - RIGHTS OF MORTGAGEE:		35

8.1	Priority of Lease	35
8.2	Limitation on Mortgagee’s Liability	35
8.3	Mortgagee’s Election	35
8.4	No Prepayment or Modification, etc.	36
8.5	No Release or Termination	36
8.6	Continuing Offer	37

ARTICLE 9 - DEFAULT:		37

9.1	Events of Default	37
9.2	Tenant’s Obligations After Termination	38

ARTICLE 10 - MISCELLANEOUS:		39

10.1	Titles	39
10.2	Notice of Lease	39
10.3	Relocation	39
10.4	Notices from One Party to the Other	39
10.5	Bind and Inure	40
10.6	No Surrender	40
10.7	No Waiver, etc.	40
10.8	No Accord and Satisfaction	40
10.9	Cumulative Remedies	40
10.10	Partial Invalidity	41
10.11	Landlord’s Right to Cure	41
10.12	Estoppel Certificate	41
10.13	Waiver of Subrogation	41
10.14	Brokerage	42
10.15	Covenants Independent	42
10.16	Access	42
10.17	Entire Agreement	42
10.18	Governing Law	42
10.19	Additional Representations	43

ARTICLE 11 - SECURITY:		43

Date of Lease Execution: May 28, 2010

REFERENCE DATA

1.1	SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

Landlord:	Burlington Office Park V Limited Partnership

Managing Agent:	The Gutierrez Company

Landlord’s and Managing Agent’s Address:	Burlington Office Park One Wall Street Burlington, Massachusetts 01803

Landlord’s Representatives:	John A. Cataldo, Arthur J. Gutierrez, Jr.
and Douglas L. Fainelli

Tenant:	Demandware, Inc., a Delaware corporation

Tenant’s Address (for Notice & Billing):	Prior to Lease occupancy: 10 Presidential Way
Woburn, MA 01801

Following occupancy:
Five Wall Street
Burlington, Massachusetts 01803
Attention: Chief Financial Officer

Tenant’s Representative:	Scott Dussault, Chief Financial Officer

Building:	Five Wall Street, Burlington, Massachusetts

Floor(s):	Second (2nd) Floor

Rentable Floor Area of Tenant’s Space:	31,546 Rentable Square Feet (RFS) located on the second floor of the Building, consisting of approximately 28,500 RSF (“Phase 1”) and approximately 3,046 RSF (“Phase 2”).

Total Rentable Floor Area of the Building:	181,680 Square Feet

Scheduled Term Commencement Date:	January 1, 2011

Outside Delivery Date:	Per Section 3.2

Term Expiration Date:	Seventy-Nine (79) months following the Commencement Date determined in accordance with Section 3.2, subject to extension in accordance with Exhibit “F” or subject to earlier termination pursuant to Sections 3.2, 7 and 9.

Fixed Rent (Exclusive of Tenant Electricity):	Initial 7 Months: $0

Months 8-19 (commencing the 7-month anniversary of the Commencement Date: $768,075.00/Year; $64,006.25/mo.; $26.95/RSF on 28,500 RSF

Months 20-31: $865,937.70/year; $72,161.48/mo.; $27.45/RSF

Months 32-43: $881,710.70/year; $73,475.89/mo.; $27.95/RSF

Months 44-55: $897,483.70/year; $74,790.31/mo.; $28.45/RSF

Months 56-67: $913,256.70/year; $76,104.73/mo.; $28.95/RSF

Months 68-79: $929,029.70/year; $77,419.14/mo.; $29.45/RSF

Base Operating Costs (for the Building):	Landlord’s Operating Costs (as defined in Section 4.2) for the Calendar Year ending December 31, 2011 (i.e. the base year shall be Calendar Year 2011).

Estimated Cost of Electrical Service to Tenant’s Space (Excluded from Fixed Rent):	$1.50/RSF-payable by Tenant pursuant to Exhibit “D”, Paragraph IX.

First Fiscal Year for Tenant’s Paying Operating Costs Escalation:	Calendar Year Ending December 31, 2012

Security:	$494,000.00 in the form of a Letter of Credit plus a lien on all of Tenant’s office workstations and furniture, subject to reduction pursuant to Article 11 hereof.

Guarantor:	Not Applicable.

Permitted Uses:	General Office Use and other lawful uses that are ancillary and accessory thereto

Real Estate Broker(s):	T3 Advisors, LLC and Grubb & Ellis Company

Public Liability Insurance - Bodily Injury and Property Damage:	Each Occurrence: $1,000,000
Aggregate: $2,000,000

Special Provisions:	Rental Abatement - See Section 1.1 Option to Extend (per Exhibit “F”) Relocation Management Allowance (per Exhibit “I”)

1.2	EXHIBITS

The Exhibits listed below in this Section are incorporated in this Lease by reference and arc to be construed as part of this Lease:

EXHIBIT A	Plan Showing Tenant’s Space
EXHIBIT B	Plan Showing Exclusive Parking Spaces
EXHIBIT C	Plans and Specifications of Tenant’s Work
EXHIBIT D	Landlord’s Services
EXHIBIT E	Rules and Regulations
EXHIBIT F	Option to Extend
EXHIBIT G	Form of Notice of Lease
EXHIBIT H	Definition of Market Rent
EXHIBIT I	Relocation Management Allowance
EXHIBIT J	Form of SNDA
EXHIBIT K	Form of Estoppel Certificate
EXHIBIT L	Form of Change Order
EXHIBIT M	Form of Letter of Credit
EXHIBIT N	Plans Showing Tenant’s Signage (including location of exterior signage, style of signage and location of signage on exterior of the second floor entry to the Premises)

ARTICLE 2

PREMISES AND TERM

2.1	PREMISES

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant’s Space in the Building, excluding exterior faces of exterior walls, the common facilities area, common stairwells, shafts, ducts and conduits passing through the Premises and building systems and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant’s Space (including Phase 1 and Phase 2) with such exclusions, but with such appurtenances as hereinafter provided, is hereinafter collectively referred to as the “Premises”.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common areas and facilities included in the Building or on the parcel of land on which the Building is located (“the Lot”), including, without limitation, a fitness center, locker rooms and a café located within the Building, and the common areas and facilities included within Burlington Office Park 1 (the “Park”), and all means of access to and from the Building to the common areas and facilities, including without limitation the service, loading and parking areas allocable to the Building (i.e., Tenant shall be entitled to up to 101 non-reserved parking spaces including eight (8) “reserved” spaces located on the Lot, which reserved spaces shall be located as shown on Exhibit “B”, without additional compensation from Tenant), all sidewalks, roads, driveways and the like, to the extent all of the foregoing are from time to time designated by Landlord; and (b) the Building service fixtures and equipment serving the Premises. Landlord shall maintain a fitness center, locker rooms and a café in operation throughout the Term.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common area or facility, provided that substitutions are substantially equivalent or better. Landlord’s exercise of the foregoing rights shall not materially increase Tenant’s obligations or diminish Tenant’s rights hereunder, or materially interfere with Tenant’s parking rights.

2.2	TERM

To have and to hold for a period (the “Term”) commencing when the Premises are deemed Ready for Occupancy as provided in Section 3.2 (said date being hereafter referred to as the “Commencement Date”), but not earlier than January 1, 2011, and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2, Section 7.1, Article 9, or extended as provided in Exhibit “F”.

ARTICLE 3

CONSTRUCTION

3.1	INITIAL CONSTRUCTION

Landlord shall, at its sole cost and expense, cause certain leasehold improvements to be substantially completed in the Premises in accordance with the final approved plans and specifications prepared by Landlord’s architect and approved by Tenant as hereinafter provided, which preliminary plans and specifications are attached hereto as Exhibit “C” and made a part hereof (the “Tenant’s Work”; the Tenant’s Work shall be referred herein at times as the “Landlord’s Work”) prior to the Scheduled Term Commencement Date set forth in Section 1.1 hereof. All of the work shall be performed by Landlord’s general contractor, Gutierrez Construction Co., Inc. (“GCCI”) utilizing its standard building materials and finishes for the Building, which are consistent with industry standard for a Class A building, except as otherwise may be provided in Exhibit “C” and the approved Tenant Plans. In connection therewith, Landlord agrees to provide all space planning and design services (including all plans, affidavits and other documentation necessary to obtain a building permit and occupancy permit) at no additional cost to Tenant.

Landlord shall, at Landlord’s sole cost and expense, prepare and deliver to Tenant final architectural plans and associated specifications (excluding mechanical, electrical and plumbing) for the Tenant’s Work incorporating said preliminary plans and specifications attached hereto at Exhibit “C” (collectively, the “Tenant’s Plans”) for the planned improvements of the Premises (specifically including Phases 1 and 2) by July 30, 2010, provided Tenant furnishes to Landlord no later than June 15, 2010 all Tenant fit-out requirements for construction of the improvements in the Premises to the extent requested by Landlord. Landlord shall permit Tenant to review and provide input during the preparation of Tenant’s Plans and shall provide Tenant with preliminary plans and specifications as they are made available to Landlord by its architect. Upon receipt, Tenant shall have ten (10) days to comment upon the Tenant’s Plans and shall be deemed approved in the event that Tenant fails to respond within such ten (10) day period. Landlord and Tenant shall use good faith, diligent efforts to agree on the Tenant’s Plans in a timely manner.

In reaching such agreement, Landlord and Tenant shall each approve portions of Tenant’s Plans that are acceptable and shall note their respective objections to the portions that are unacceptable to each of them so as to enable Landlord to continue construction and order materials in a timely manner. In connection with Tenant’s review of the Tenant’s Plans, or if Tenant fails to deliver comments to the Tenant’s Plans (or any modifications thereto), Landlord may require by prompt written notice to Tenant an adjustment in the Scheduled Term Commencement Date (such adjustment to be determined by Landlord in its reasonable judgment). Landlord’s notice to Tenant shall include reasonable detail describing the cause of the adjustment and the resulting extension of time caused by Tenant’s delay (a “Tenant Plan Delay Day(s)”). Any such extension in time, whether mutually agreed to by Landlord and Tenant or determined by their respective architects in the event of dispute pursuant to Section 3.5, shall result in Tenant’s Plan Delay Days as hereinbefore determined. In addition, Landlord will not approve Tenant’s Plans (or changes to Tenant’s Plans) which involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, unless Tenant first gives assurances acceptable to Landlord that such readaptation shall be made prior to such termination without expense to Landlord. All revisions and modifications to the Tenant’s Plans shall be made promptly by Landlord and revised sets of Tenant’s Plans shall be forthwith furnished to Tenant upon Landlord’s receipt thereof, Landlord hereby agreeing to inform Tenant during the plan approval process and, in any event, prior to the installation thereof, of any such items that may require unusual expense to readapt the Premises as aforesaid. All revisions and modifications to the Tenant’s Plans shall be made promptly by Landlord and revised sets of Tenant’s Plans shall be forthwith furnished to Tenant upon Landlord’s receipt thereof. Landlord and Tenant hereby further agree to acknowledge in writing when final approval by Landlord and Tenant of Tenant’s Plans has occurred. No changes or modifications to Tenant’s Plans being constructed by Landlord pursuant thereto shall be made without Tenant’s consent, such consent not to be unreasonably withheld or delayed by Tenant.

Landlord shall cause the Premises to be completed in accordance with Tenant’s Plans. After final approval of Tenant’s Plans by Landlord and Tenant, the Tenant may request changes to Tenant’s Work by altering, adding to, or deducting from Tenant’s Work as set forth in the agreed form of Tenant’s Plans (each such requested change shall be submitted pursuant to the form of Change Order attached hereto as Exhibit “L” and shall be referred to herein as a “Change Order”). A Change Order requested by Tenant in Tenant’s Work may also necessitate an adjustment in the Scheduled Term Commencement Date and may result in Tenant Alteration Delay Days (as hereinafter defined), in accordance with and subject to the terms and conditions set forth below. Landlord shall notify Tenant in writing of the cost of the Change Order (and effect on the Cost of Tenant’s Work) and if such requested Change Order shall result in Tenant Alteration Delay Days, and therefore an adjustment in the Scheduled Term Commencement Date. Tenant shall have three (3) business days to accept such Change Order (and the resulting cost and timing changes as set forth in Landlord’s notice) or to withdraw the requested Change Order. Failure by Tenant to respond within such three (3) business days shall be deemed a rejection of the Change Order. In addition, Landlord agrees to provide Tenant, upon Tenant’s request, with sufficient itemization and back-up documentation to facilitate analysis and to confirm the cost of any such changes in the Tenant’s Work initiated by Tenant. Tenant shall pay to Landlord an amount equal to the actual Cost of Change Order(s), less credits for any Tenant’s Work deleted, but including a contractor’s fee of six percent (6%) of the aggregate costs, within fourteen (14) business days of receipt of Landlord’s invoice therefor.

In the event that Tenant approves a Change Order which would, due to materials or equipment having long delivery times or due to resulting sequencing delays, and notwithstanding Landlord’s diligent efforts, result in a delay in the Scheduled Term Commencement Date, then Tenant shall be deemed to have agreed that it will pay Fixed Rent (as hereinafter provided in Section 4.1) and additional rent hereunder for a number of days equal to the actual number of days (the “Tenant Alteration Delay Days”) as certified by Landlord and its architect, and agreed to by Tenant and Tenant’s architect, by which the Scheduled Term Commencement Date would be delayed by such alterations or additions, giving due consideration to Landlord’s obligation to use diligent efforts to accelerate construction to make up for lost time due to delays. Landlord agrees to provide Tenant with written notice of such determination at the time it submits the Change Order to Tenant for approval, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Alteration Delay Days as certified by Landlord and its architect. Should Tenant disagree with the calculation of Tenant Alteration Delay Days as hereinabove determined, then such disagreement shall be resolved pursuant to the provisions of Section 3.5 hereof.

All Tenant improvements, changes and additions comprising the Tenant’s Work shall be part of the Premises and shall remain therein at the end of the Term), except for Tenant’s business fixtures, equipment and personal property, all of which fixtures, equipment, furniture and personal property shall remain the property of the Tenant and shall be removed at the expiration of the Term; and such other items shall be removed or left as the Landlord and Tenant agree in writing at the time of Landlord’s approval of the Tenant’s Plans as hereinafter provided. Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph and Section 6.1.2 hereof, subject to Section 10.13.

Tenant (including its contractors, agents or employees) shall have access to the Premises, four (4) weeks prior to the Scheduled Term Commencement Date applicable to each Phase of the Premises so as to prepare the Premises for occupancy by Tenant (including for telephone/data, security and furniture installations), provided that (i) Tenant’s contractors, agents or employees work in a harmonious labor relationship with Landlord’s general contractor; (ii) reasonable prior notice is given to Landlord specifying the work to be done, and (iii) no work, as reasonably determined by Landlord, shall be done or fixtures or equipment installed by Tenant in such manner as to materially interfere with the completion of the work being done by or for Landlord in the Premises or the Building. Except that, to the extent that more efficient and coordinated construction can be achieved, the Tenant’s security and telephone/data contractors will be allowed earlier access (earlier than the “4 weeks prior” referenced above), provided all other conditions above are met. During any such early access period, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise the performance of any such work by Tenant shall be subject to all the terms, covenants and conditions contained in this Lease.

In connection with the initial construction and delivery of the Premises to Tenant, Landlord agrees to provide Tenant with an allowance of up to $47,319.00 to be used in accordance with Exhibit “I”.

3.2	PREPARATION OF PREMISES FOR OCCUPANCY

Landlord agrees to have the Premises Ready for Occupancy (as hereinafter defined) on or before the Scheduled Term Commencement Date which such date shall, however, be extended for a period equal to that of any delays due to governmental regulations (excluding typical periods for obtaining permits and approvals for the Landlord’s Work), unusual scarcity of or inability to obtain labor or materials, labor difficulties not specifically related to Landlord or GCCI), casualty or other causes reasonably beyond Landlord’s control (each, a “Force Majeure Delay”), or any Tenant Delay (as hereinafter defined), provided that such extension shall only be available to the extent that Landlord promptly notifies Tenant of the occurrence of any Force Majeure Delay or Tenant Delay. For purposes of this Lease, a “Tenant Delay” shall mean any one of the following: (i) delays which are identified in an approved Change Order; (ii) Tenant’s failure to supply information as reasonably requested by Landlord within the time periods specified herein (or if no time period is specified, within five (5) business days of request) in order to complete construction in a timely manner, (iii) Tenant’s failure to approve the Tenant’s Plans within the time periods specified herein (e.g. Tenant Plan Delay Days), (iv) Tenant Alteration Delay Days; or (v) a written request of Tenant to stop work. The Premises shall be deemed ready for occupancy (“Ready for Occupancy”) on the date on which all of the following have occurred: (i) the Landlord’s Work is completed in compliance with the approved Tenant Plans therefor, as certified in good faith by Landlord’s architect, except for punch list items relating to Tenant’s Work which do not interfere with Tenant’s use of the Premises for its operation (“Punch List Items”), and Landlord has obtained a Certificate of Occupancy (which may be temporary) for the Premises and has provided Tenant with a copy thereof; provided, however, that if Landlord is unable to complete construction (other than Punch List Items) by the Scheduled Term Commencement Date solely due to any Tenant Delay, then notwithstanding any language to the contrary set forth herein and solely for purposes of determining the Commencement Date (and subsequent time periods, and/or actions that are triggered by the occurrence of the Commencement Date, as applicable, the Premises shall be deemed “Ready for Occupancy” on the date the Premises would have been completed (other than Punch List Items), but for a Tenant Delay, subject to Tenant’s right to dispute the same as hereinafter provided, and it being agreed that such deemed occurrence shall not relieve Landlord from the obligation to diligently pursue the Landlord’s Work to completion; and (ii) all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises have been obtained. Landlord shall complete all Punch List Items within thirty (30) days of the date the Premises are Ready for Occupancy.

If the Premises are not deemed Ready for Occupancy on or before the Outside Delivery Date (as defined below) for whatever reason, Tenant may (i) cancel this Lease at any time thereafter while the Premises are not deemed Ready for Occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after such notice, unless within such ten (10) day period Landlord delivers the Premises Ready for Occupancy as defined herein, in which event such notice of cancellation shall be rendered null and void and of no further force or effect, or (ii) to enforce Landlord’s covenants to construct the Premises in accordance with the terms of this Lease. In the event Tenant elects to enforce Landlord’s agreement to construct the Premises in accordance with this Lease, Tenant shall also have the right to terminate this Lease if Landlord fails to complete the Premises within the period of time set by any court of competent jurisdiction for such work to be completed, or within such additional period of time from the date of Landlord’s default as may be mutually agreed to by Landlord and Tenant. In addition, if the Premises are not deemed Ready for Occupancy on or before January 1, 2011 for whatever reason (the “Rent Credit Deadline”), other than a Force Majeure Delay or Tenant Delay, then Tenant shall receive a credit of one day of Fixed Rent for each day after the Rent Credit Deadline until the Premises are Ready for Occupancy, but if such period exceeds thirty (30) days, then such credit shall increase to two days of Fixed Rent for each day thereafter until the Premises are Ready for Occupancy, such credits to be applied when the Fixed Rent commences hereunder. The foregoing rights shall be the Tenant’s sole remedy at law or in equity for Landlord’s failure to have the Premises ready for occupancy as required hereunder.

For purposes hereof, the Outside Delivery Date shall be deemed to refer to that certain date which is sixty (60) days following the Scheduled Term Commencement Date, as such date may be extended for a period equal to that of (i) any delays due to a Force Majeure but in no event shall extensions of such date due to Force Majeure exceed thirty (30) days, and/or (ii) the number of delay days caused by a Tenant Delay.

Landlord and Tenant agree to resolve any disputes under this Article 3 pursuant to the provisions of Article 3.5 hereof, unless the parties agree otherwise.

3.3	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities (hereafter collectively referred to as the “Codes”), and the requirements of all insurers of the Building. Further, Landlord agrees to ensure that, as of the Commencement Date, all base building systems (i.e., HVAC, plumbing, electrical, elevators, etc.) shall be in good order and repair. Either party may inspect the work of the other at reasonable times and shall promptly give written notice of observed defects, provided that any inspection or right to inspect is solely for the benefit of the party having such right, and shall not constitute a representation or warranty to the other party or create any liability with respect to the party performing the inspection or having such right. Landlord’s obligations under Section 3.1 shall be deemed to have been performed when the Premises are deemed Ready for Occupancy except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall, in either case, provide written notice to Landlord on or around the date when the Premises are deemed Ready for Occupancy (other than as to latent defects). If Tenant does not occupy the Premises for the Permitted Uses within thirty (30) days after they are deemed Ready for Occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations, except for items stated in such certificate to be incomplete or not in conformity with such requirements and latent defects.

3.4	REPRESENTATIVES

Each party authorizes the other to rely in connection with their respective rights and obligations under this Article 3 upon approval and other actions on the party’s behalf by Landlord’s Representative(s) in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

3.5	ARBITRATION BY ARCHITECTS

Whenever there is a disagreement between the parties with respect to construction by Landlord of Tenant’s Work, such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) architect, such two (2) architects will then (within five (5) business days of their appointment) appoint a third architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience. Each architect shall establish within ten (10) days of their appointment the matter in dispute. In case of any dispute with respect to dollar amounts or lengths of time or dates such as the date of Substantial

Completion, the dollar amount or length of time or date shall be the average of the two (2) closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architects’ determination excluded from such calculation. In case of any dispute not involving dollar amounts or lengths of time or dates (i.e. the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute. Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect. During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner. Each determination under this Section 3.5 shall be binding upon Landlord and Tenant.

3.6	WARRANTY OF TENANT’S WORK

Notwithstanding anything to the contrary contained in this Lease, Landlord hereby warrants and guarantees that the Tenant’s Work shall be free from defects in workmanship and materials for a period of one (1) year after the Commencement Date (or such longer period as such work or materials may be under warranty). Upon expiration of said one (1) year period, Landlord shall assign to Tenant any and all warranties and guarantees with respect to Tenant’s Work and, to the extent that any such warranties and guarantees are not assignable, Landlord agrees to enforce the same for the benefit of Tenant, at Tenant’s sole cost and expense. Tenant shall not be responsible to pay for any such warranties of less than one (1) year duration or enforcement by Landlord against its own employees or against Gutierrez Construction Co., Inc., or against any of its other affiliates (including their respective employees). Landlord agrees to repair, at its sole cost and expense, any latent defects in Landlord’s Work promptly after receipt of notice therefrom from Tenant, provided that such notice from Tenant is received by Landlord within the aforesaid one (1) year period. In connection therewith, Tenant shall notify Landlord promptly after it becomes aware of any such latent defects. Any repairs or replacements or alterations to Tenant’s Work (including repairs due to latent defects) after said initial one (1) year period shall be chargeable to Tenant in accordance with and subject to the provisions of Section 4.2 hereof.

ARTICLE 4

RENT

4.1	RENT

Tenant agrees to pay, without any offset or reduction whatever (except as expressly set forth herein), Fixed Rent equal to 1/12th of the annual Fixed Rent (i.e. the Monthly rent) set forth in Section 1.1 hereof in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance prorated based on the number of days of the Term falling within such calendar month. The term “Rent” shall at all times be used herein to mean Fixed Rent plus additional rent or other sums of money payable under this Lease (including, without limitation, Section 4.2 hereof and electricity pursuant to Exhibit “D”, Paragraph IX of Exhibit “D”).

4.2	OPERATING COST ESCALATION

With respect to the First Fiscal Year for Tenant’s Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter, Tenant shall pay to Landlord, as additional rent, Tenant’s share of the Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord’s Statement (as defined below). Within ninety (90) days after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord’s Operating Costs (as defined herein). Landlord Operating Costs shall mean the commercially reasonable costs incurred by Landlord in operating, cleaning, maintaining, managing, and repairing the Building and the Lot,

EXCLUDING the principal, interest and amortization on mortgages for the Building, and Lot or leasehold interests therein, depreciation; improvements made to the Building, the Lot or the Park that do not lower operating costs; and the cost of special services rendered to tenants (including Tenant) for which a special charge is made;

BUT INCLUDING, without limitation: real estate taxes on the Building and Lot; installments on assessments for public betterments or public improvements but only to the extent required to be paid in such Fiscal Year; reasonable expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year; reasonable premiums for insurance; reasonable compensation and all reasonable fringe benefits for full-time employees at the Building, workmen’s compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; water, sewer, gas, telephone and the electricity to operate the base building heating, ventilating, air conditioning systems, elevators and parking lot lighting, and other utility charges not billed directly to tenants by Landlord or the utility companies (the cost for the electricity consumed by the tenant for interior lighting, plugs, equipment, supplemental air conditioning and fixtures in shall be billed monthly to Tenant by Landlord as set forth in Paragraph IX of Exhibit “D”); measurable and market costs of building and cleaning supplies and equipment (including rental); reasonable cost of maintenance, cleaning and repairs, including without limitation the services provided in Exhibit “D” hereof; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); the Building’s pro rata share (i.e. approximately 39.45% as hereinafter provided) of the cost of operating, maintaining, managing, and repairing the common areas and facilities of the Park (such as, but not limited to, snow plowing, sanding, sand removal, lot sweeping, landscaping, common area and street lighting, and management): and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, management, and repair of the Building (including the cafeterial [subject to the limitations hereinafter provided] and fitness center located therein) and

Lot, or either, and properly chargeable against income. If Landlord (i) installs a new or replacement capital item for the purposes of (i) reducing Landlord’s Operating Costs, or (ii) is required to perform capital repairs or replacements or to install capital items in order to comply with changes in applicable law from and after the Commencement Date, or (iii) or is required pursuant to Section 5.1.3 to perform capital repairs or replacements which are chargeable to Tenant to the extent provided by the provisions of this Section, the costs thereof as reasonably amortized by Landlord over their useful life in accordance with generally accepted accounting principles, with legal interest (not to exceed the then “Prime Rate” published in the Wall Street Journal plus two percent (2%) per annum) (“Agreed Interest Rate”) on the unamortized amount, shall be included in “Landlord’s Operating Costs”, but with respect to subsection (i) in no event may the amount included herein with respect to a Fiscal Year exceed the reasonably projected annual reduction in Operating Costs. In such event, Tenant shall pay Tenant’s share of such amortization payment for each month after such improvement is completed until the first to occur of the expiration of the Term or the end of the term over which such costs are required to be amortized. Landlord agrees that all of such services to be included in Landlord’s Operating Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable Class A office buildings in the suburban Boston area.

Notwithstanding anything to the contrary contained herein, in no event shall Landlord’s Operating Costs include (nor shall Tenant have any obligation to pay any Operating Cost Escalation on account of) the following:

(a)	Costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Park, including but not limited to legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising and marketing expenses.

(b)	Costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Park (or any part thereof), costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants, invitees or adjacent property owners.

(c)	Costs of correcting defects in the Building or the Building equipment or replacing defective equipment solely to the extent such costs relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord and for which Landlord receives reimbursement.

(d)	Costs of installations paid by or constructed for specific tenants or other occupants.

(e)	Interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, if any.

(f)	All amounts which are specifically charged to or otherwise paid by any other tenant or other occupant of the Building or the Park, or for items or services which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

(g)	Any bad debt loss, rent loss or reserves for bad debts or rent loss.

(h)	The salary and indirect compensation (including, without limitation, all fringe benefits, workmen’s compensation, insurance premiums and payroll taxes) of any employee above the trade of property manager, and the wages and indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building.

(i)	Amounts, if any, paid as ground rental by Landlord.

(j)	Expenses related to third-party landlord-tenant disputes.

(k)	Any cost of any service or items sold or provided to tenants of the Building or Park or other occupants for such service or has been or is entitled to be reimbursed by insurance or otherwise compensated by parties (e.g. easement holders) other than tenants of the Building and for which Landlord receives reimbursement.

(1)	The costs of repair, replacement, or restoration work occasioned by any casualty or condemnation above the deductible amount on the insurance policy.

(m)	Any depreciation allowance or expense, expense reserve and other non-cash items.

(n)	Interest or penalties due to the late payment of taxes, utility bills or other such costs, unless caused by Tenant, in which event Tenant shall be responsible for same.

(o)	Any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty, including interest or penalties for late payment, unless caused by Tenant, in which event Tenant shall be responsible for same.

(p)	Costs incurred to maintain the structural integrity of the Building, except if caused by the Tenant as set forth in Section 5.1.3 hereof.

(q)	Costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building;

(r)

Federal and state income taxes, excess profits taxes, franchise taxes, gift taxes, capital stock tax, inheritance and succession taxes, profit, use, occupancy, gross receipts, rental, capital gains, capital stocks income and transfer taxes imposed upon Landlord or the Park, estate taxes and any other taxes to the extent applicable to Landlord’s general or net income;

(s)	costs of any utility or other service used or consumed in the premises leased or leasable to any tenant or occupant, if Tenant’s use or consumption of such utility or other services is separately metered or sub-metered at the Premises;

(t)	costs of any additions to or expansions of the Park or the Building;

(u)	expenditures for capital improvements or replacements except as expressly permitted above;

(v)	special assessments levied against the Park for any public improvements required to be undertaken by a governmental authority which would normally have been constructed by Landlord as part of the initial construction of the Park;

(w)	the cost to make improvements, alterations and additions to the Building or the Lot which are required in order to render the same in compliance with laws, rules, orders regulations and/or directives existing as of the date of this Lease;

(x)	the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building or the Lot to the extent that such costs relate to conditions occurring or previously existing on the Lot as of the date of this Lease or are otherwise caused by the negligent actions of Landlord or its employees or contractors;

(y)	any costs or expense related to vacant space;

(z)	amounts paid to subsidiaries or affiliates of Landlord for services rendered to the Property to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties;

(aa)	management fees in excess of five percent (5%) of gross rents;

(bb)	the cost of installing, operating and maintaining any specialty facility or commercial concession operated by Landlord (but the foregoing shall not prohibit inclusion of costs related to the operation and maintenance of (i) the fitness center, provided that no additional fee is charged by Landlord for the use of the same, and (ii) the cafeteria, provided that the only costs included are those costs that are not offset by the sales generated by such cafeteria);

(cc)	any cost arising from Landlord’s charitable or political contributions;

(dd)	so-called “lease enhancement insurance” or similar insurance; and; and

(ee)	any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not customarily be treated as Operating Costs by lessors of comparable buildings.

In the event that the average occupancy rate for the Building is less than ninety-five (95%) percent for any Fiscal Year (including Fiscal Year 2011), then for purposes of calculating Operating Costs, the Operating Costs for such Fiscal Year shall be increased by the additional costs and expenses that Landlord reasonably and in good faith estimates would have been incurred if the average occupancy rate had been ninety-five (95%) percent for such Fiscal Year. It is not the intent of this provision to permit Landlord to charge Tenant for any Operating Costs attributable to unoccupied space, or to seek reimbursement from Tenant for costs Landlord never incurred. Rather, the intent of this provision is to allow Landlord to recover only those increases in Operating Costs properly attributable to occupied space in the Building and this provision is designed to calculate the actual cost of providing a variable operating expense service to the portions of the Building receiving such service. This “gross-up” treatment shall be applied only with respect to Operating Costs which vary based on level of occupancy. In case of services which are not rendered to all areas of the Building on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant’s Space bears to the total rentable floor area to which such service is so rendered (such latter to be determined in the same manner as the Total Rentable Floor Area of the Building), or shall be reallocated by Landlord on a reasonable basis taking into consideration such factors as usage of a particular tenant in the Park and/or such other pertinent factors as reasonably determined by Landlord. Tenant shall be responsible to pay its share of the Operating Cost Escalation based upon the proportion that the Rentable Floor Area of Tenant’s Space bears to the Total Rentable Floor Area of the Building (i.e. 17.36%), but with respect to any elements of Operating Costs which relate to elements of the Park other than the Building and the Lot (“Park-related costs”), Tenant shall be responsible to pay its pro rata share of Park-related costs, which shall be allocated by Landlord in a commercially reasonable manner based upon the following: upon the ratio of the square footage of the Premises to the aggregate square footage of all completed buildings in the Park (e.g. 460,588 RSF), as such buildings are completed from time to time (i.e. the Building’s current share of Park-related costs is approximately 39.45%). In no event shall Park-related costs include costs which do not relate to a service or amenity which has a benefit to the Building or which relate exclusively to another Building or Lot in the Park. As of this date, the Park consists of approximately 460,588 RSF, specifically consisting of the following:

One Wall Street:	192,000 RSF
Two and Ten Wall Street (Retail):	34,908 RSF
Twenty Wall Street:	52,000 RSF
Five Wall Street:	181,680 RSF

Total:	460,588 RSF

“Operating Cost Escalation” shall be equal to the difference for each Fiscal Year, if any, between:

(a)	the product of Landlord’s Operating Costs per rentable square foot as indicated in Landlord’s Statement times the Rentable Floor Area of Tenant’s Space; and

(b)	the product of the Base Operating Costs (i.e. the base year of Calendar 2011) per rentable square foot times the Rentable Floor Area of Tenant’s Space.

If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord’s Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, “Estimated Monthly Escalation Payments” equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year. Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or refund to be made at the time such payment is due for the previous year.

The term “Fiscal Year” as used in this Article shall mean the period of twelve (12) consecutive months commencing on January 1st and ending on December 31st.

The term “real estate taxes” as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, and in the common areas of the Park, which the Landlord shall pay during a Fiscal Year because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, and the Park, subject to the following: there shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, gift, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes”.

If the total of the monthly payments paid by Tenant with respect to any Fiscal Year exceeds the actual Operating Cost Escalation for such Fiscal Year, then, such excess shall be refunded by Landlord to Tenant no later than thirty (30) days after the end of the Fiscal Year in question.

Tenant shall have the right, but not the obligation, to contest (or request that Landlord so contest on behalf of all tenants of the Building) in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such personal property taxes payable by it hereunder, including the right on behalf of, and in the name of the Landlord, to seek abatements thereto. The Landlord shall reasonably cooperate with Tenant, at Tenant’s sole expense, in any such contest or abatement proceedings. In the event that Tenant determines not to contest such taxes and Landlord desires to file such contest (or Tenant requests that Landlord file such contest), Landlord shall give written notice of that fact to all affected tenants, including Tenant, and shall have the sole right as to such tax bill to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such other taxes payable by Tenant hereunder, including the right to seek abatements thereto. In such event, the Tenant shall reasonably cooperate with Landlord, at no cost to Tenant, in any such contest or abatement proceedings. Landlord shall also reasonably cooperate and assist Tenant, at no cost to Landlord, in procuring any applicable tax credits or incentives.

If Landlord shall receive on behalf of the Lot or the Building a rebate or abatement on any tax with respect to which a payment is made by Tenant, then after deducting therefrom any reasonable costs incurred by Landlord in obtaining such rebate or abatement, all of such net rebate or abatement relating to the Lot or the Building shall be returned to Tenant to the extent that such rebate or abatement relates to payment made by the Tenant and not reimbursed by Landlord. If Tenant shall receive on behalf of the Lot or the Building a rebate or abatement on any tax with respect to which a payment is made by Tenant, then after deducting therefrom any costs reasonably incurred by Tenant in obtaining such rebate or abatement, all of such net rebate or abatement related to the Lot, the Building or to personal property taxes assessed against the Tenant’s property shall be retained by Tenant, as its sole property, to the extent such rebate or abatement relates to a payment made by Tenant and not reimbursed by Landlord. The remaining portion of such net rebate or abatement shall promptly be returned to Landlord.

In the event that Landlord receives a refund on account of real estate taxes after the expiration of the Term, which refund relates to a Fiscal Year during the Term, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord within thirty (30) days of its receipt of such refund. All references to real estate taxes “for” a particular Fiscal Year shall be deemed to refer to real estate taxes due and payable during such Fiscal Year without regard to when such impositions are assessed or levied.

All records pertaining to Landlord’s Operating Costs hereunder shall be maintained by the Landlord for a period of three (3) years following the expiration of the Fiscal Year to which such records relate. Tenant shall have the right, through its representatives, to examine, copy and audit such records at reasonable times, but no more than once per Fiscal Year, upon not less than thirty (30) days prior written notice to Landlord given within one hundred and twenty (120) days of receipt of Landlord’s Statement, otherwise Tenant’s right to dispute such charges shall be waived. Such records shall be maintained at Landlord’s Address set forth in Section 1.1, or such other place within the Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records. The costs of such audits shall be borne by Tenant; provided, however, that if such audit establishes that the actual Operating Cost Escalation for the Fiscal Year in question is less than the Landlord’s final determination of the Operating Cost Escalation as set forth in the Landlord’s Statement submitted to Tenant by at least five percent (5%) (and so long as the discrepancy amount exceeds $10,000.00), then Landlord shall pay the reasonable cost of such audit (not to exceed $5,000). If, as a result of such audit, it is determined that Tenant must pay additional amounts to Landlord on account of the Operating Cost

Escalation, or that Tenant has overpaid Landlord on account of the Operating Cost Escalation, then the undercharged or overpaid party shall reimburse the other party for the payment due within thirty (30) days of the final determination.

Notwithstanding anything contained in this Lease to the contrary, the responsibility for the payment of all real estate taxes with respect to the Building and the Park shall be upon the Landlord and the Landlord agrees to pay the same as required by law. Landlord shall provide Tenant with copies of all tax bills and a computation of Tenant’s pro rata share thereof, as aforesaid. In the event that any special assessments are assessed and payable, Tenant’s pro rata share of the same shall be calculated as if such assessments were being paid by Landlord over the longest period of time permitted by applicable law.

Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned and no such change may result in Tenant paying any more hereunder that would have been due from Tenant in the absence of such change. In all Landlord’s Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s best good faith estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto. All Landlord’s Statements shall be prepared on an accrual basis of accounting.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best good faith estimate of the items otherwise includable in Landlord’s Statement and shall be made on or before the later of (a) twenty (20) business days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord’s Statement. Without limitation, the obligation of Tenant to pay the Operating Cost Escalation with respect to any Fiscal Year during the Term (or portion thereof) or the Landlord’s obligation to make a refund therefore, as applicable, shall survive the expiration or earlier termination of the Term for a period of one year.

4.3	PAYMENTS

All payments of Fixed Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate by written notice to Tenant. If any installment of rent, fixed or additional, or on account of leasehold improvements is paid after the due date thereof, at Landlord’s election, it shall bear interest at the Agreed Interest Rate from such due date, which interest shall be immediately due and payable as further additional rent; provided, however, Landlord hereby acknowledges and agrees that Tenant shall have two (2) grace periods of an additional five (5) days per each calendar year of the Term before which such interest shall be charged by Landlord.

ARTICLE 5

LANDLORD’S COVENANTS

5.1	LANDLORD’S COVENANTS DURING THE TERM

Landlord covenants during the Term:

5.1.1 Building Services - To furnish, through Landlord’s employees or independent contractors, the services listed in Exhibit “D” (which are common services provided to all tenants of the Building).

5.1.2 Additional Building Services - To furnish, through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant;

5.1.3 Repairs - Except as otherwise provided in Article 7, except as resulting from settling or sagging within standard engineering tolerance (provided that the settling or sagging does not affect the surface or structural integrity of the Building or in any way materially affect the ordinary and customary use of the Premises, or any part thereof by Tenant), Landlord shall maintain the structural integrity of the Building, including, without limitation, the roof and roofing system, foundation, loading bearing and exterior walls. Landlord shall also be responsible for (i) all exterior maintenance, repairs and replacements necessary to keep in good condition and working order all common areas of the Park, and the trees, shrubs, plants, landscaping, parking areas, driveways and walkways on the Lot or elsewhere in the Park, including but not limited to, all lighting and other fixtures and equipment serving such parking areas, driveways and walkways, (ii) providing the services and performing the maintenance work set forth in Section 4.2 and Article 7 hereof, and (iii) performing necessary repairs and replacements to maintain the watertight integrity of the Building, including but not limited to the roof, exterior wall, windows and skylights. Landlord shall also maintain, repair and replace the HVAC, life/safety, plumbing, electrical and mechanical equipment in the Building, such that it shall be in good operating condition throughout the Term, reasonable wear and tear excepted. Landlord shall make all of such repairs and replacements necessary to maintain the foregoing in good condition and working order and in compliance with all laws and all costs and expenses under this Section 5.1.3 shall be chargeable to Tenant to the extent provided by to the provisions of Section 4.2, except that Landlord shall be responsible at its sole cost and expense (except if relating to Tenant’s negligence and misuse, in which case the same shall be at Tenant’s cost and expense, subject to Section 10.13), to repair, maintain and replace throughout the Term the Building structure, including the footings, foundation and columns. All other repairs and maintenance reasonably required within the Premises, except as specifically otherwise provided for herein, shall be the responsibility of Tenant.

In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord’s repairs or a condition which, if left uncorrected, will necessitate Landlord’s repair, then, in accordance with the terms of this Section 5.1.3, Landlord shall respond promptly to investigate such condition, and, if such repairs are Landlord’s obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair. Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition within the Premises known to Tenant which might require, or if left uncorrected will necessitate, Landlord’s repair pursuant to this Section 5.1.3. Tenant shall have the right to require, at reasonable times and with reasonable advance notice, a representative of Landlord to inspect the Premises for repairs which may be the responsibility of Landlord;

5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

5.1.5 Landlord’s Insurance - Beginning with the commencement of Landlord’s Work and thereafter throughout the Term, Landlord shall purchase and keep in force, broad-form commercial general liability insurance, or the equivalent then-customary form providing comparable coverages, written out on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death and personal injury and claims for property damage occurring within the Park and/or the Building, such insurance having body injury and property damage combined limits of not less than five million dollars ($5,000,000) per occurrence increased as necessary so as to be at least comparable with other Class A buildings in the area that are equivalent to the Building and customarily carried by other landlords similarly situated as Landlord. In addition, Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, fire and extended coverage insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Building on a full replacement cost basis, agreed cost value endorsement with agreed values for the Building and tenant improvements initially installed by Landlord (i.e. Tenant’s Work), as determined annually by the Landlord’s insurer. Landlord shall also procure and continue in force during the Term, as the same may be extended hereunder, rental interruption insurance for twelve (12) months or the maximum amounts permitted. Copies of certificates of insurance evidencing the foregoing shall be furnished to Tenant prior to Commencement Date. All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers or recognized responsibility (which are rated A or A+ by Best’s Rating Service or a comparable rating by an equivalent service). The coverages required by this Section 5.1.5 may be provided by a single “package policy” or by a combination of “package policy” and umbrella;

5.1.6 Landlord’s Workmen’s Compensation Insurance - To keep all Landlord’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts;

5.1.7 Landlord’s Indemnity - Landlord covenants and agrees to defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property on the Premises, in the Building or the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), to the extent arising from the negligent acts, omissions and/or or willful acts of Landlord, its agents.

employees, contractors or licensees, to the extent not caused by the negligent acts, omissions and/or willful acts of Tenant, its agents, employees, contractors or licensees. In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of its employees, agents or contractors. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease. In addition, Landlord shall pay all reasonable costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease. The covenants and indemnifications set forth in this Section 5.1.7 shall survive the expiration or earlier termination of this Lease.

5.1.8 Hazardous Materials - Landlord represents and warrants that, to the best of Landlord’s knowledge, after due inquiry as of the date of this Lease and as of the Commencement Date, that the Premises and rest of the Building do not contain any Hazardous Materials (as defined herein), except as may be contained in customary cleaning supplies or in such other related construction supplies (e.g. paint); and

5.1.9 Tenant’s Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, Landlord agrees to pay for all costs, including without implied limitation, reasonable counsel fees incurred by or imposed upon Tenant in connection with such litigation and to pay all such reasonable costs and fees incurred in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

Except as specifically provided to the contrary in Section 4.2, Landlord shall charge Tenant to the extent provided under the provisions of Section 4.2 for the costs incurred by Landlord in connection with the services and/or repairs set forth in Section 5.1.1, 5.1.2, 5.1.3 (except as expressly provided therein with respect to structural repairs), 5.1.5 and 5.1.6 above, except as otherwise specifically provided in this Lease.

5.2	INTERRUPTIONS

Except to the extent caused by, or arising out of, the negligence or willful misconduct of Landlord, its agents, employees or contractors, and subject to Section 10.13, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided below or in Article 7, shall Tenant be entitled to any abatement or reduction of rent by reason thereof.

Notwithstanding any terms of this Lease to the contrary, if any Building service is interrupted for a period of five (5) consecutive business days due to the negligence or willful acts of Landlord, its agents, servants, employees, contractors or subcontractors (and not due to acts or failure to act by Tenant, its agents, servants, employees, contractors or subcontractors), and such failure adversely and materially effects Tenant’s use of the Premises for Tenant’s normal business operations, then there shall be an abatement on a square footage prorata basis of Fixed Rent and additional rent from and after said time period, until such services are restored. Landlord agrees to use its commercially reasonable efforts to restore such services as soon as reasonably possible. In no event shall Tenant have any abatement or termination right if any such interruption is due to the actions of Tenant or its employees or agents as aforesaid.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof such as conducting the same outside the regular business hours of Tenant.

Except as set forth herein and in Article 7, the foregoing rights shall be Tenant’s sole remedy at law or in equity for the interruptions described in this Section 5.2.

ARTICLE 6

TENANT’S COVENANTS

6.1	TENANT’S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1 Tenant’s Payments - Except during Tenant’s early entry pursuant to Section 3.2 above, to pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s furniture, fixtures and equipment) regardless to whomever assessed, unless there is an uncured, continuing Event of Default of this Lease, at which time Landlord shall be responsible for the payment of any taxes associated therewith, (c) all charges by public utility for telephone and other utility services (including service inspections therefore and the charges as may be imposed pursuant to Exhibit “D” hereof) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges of Landlord for services rendered pursuant to Sections 5.1.1, 5.1.2, 5.1.3 (except as expressly set forth therein), 5.1.5 and 5.1.6 hereof;

6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article 7 and Section 5.1.3, to keep the Premises in substantially the same order, repair and condition as exists on the Commencement Date, reasonable wear and tear and damage by fire, casualty or act of God, the effect of eminent domain and Hazardous Materials not stored, used, released or disposed of by

Tenant, its agents, employees, contractors or invitees only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein after initial construction and as designated by Landlord pursuant to its right to do so as improvements to be removed on termination in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by Section 3.1 above or specified to be removed at Tenant’s election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat; any property not so removed shall be deemed abandoned and may, upon ten (10) business days’ prior written notice to Tenant, be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair; for avoidance of doubt, Landlord acknowledges that the original buildout of the Premises shall not be deemed improvements that must be removed by Tenant at the end of the Term;

6.1.3 Occupancy and Use - To use the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot or Park; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any reasonably objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or invalidates or increases the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building unless Tenant agrees to pay the cost of the increased premiums or required alteration or addition (it being agreed that use for the Permitted Uses does not violate the foregoing);

6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit “E” and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the use of the Building, Lot and Park and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations, provided that Landlord enforces such rules against all tenants of the Building in a non-discriminatory fashion;

6.1.5 Compliance with Laws and Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any particular manner of use made by Tenant other than Tenant’s Permitted Use and to procure all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses. Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon it pursuant to the provisions of this Section 6.1.5, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Premises or otherwise affect the Premises in any adverse way. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose. Notwithstanding the foregoing, or any other contrary provision set forth in this Lease, Tenant shall not be required to construct or pay the cost of complying with any private restrictions, laws or insurance underwriter’s requirements requiring construction of improvements to the Premises or to any other portion of the Building, unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Premises or any alterations to the Premises made by or for Tenant (other than as part of Landlord’s Work);

6.1.6 Assignment and Subletting - Tenant shall have the right, subject to the requirement of obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Landlord, to assign this Lease or sublet the whole or any portion of the Premises, which assignment or sublease shall be only for the Permitted Uses, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord (or its mortgagee) (not to exceed $500.00 per request) in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee). Such consent by Landlord to any of the foregoing in a specific instance shall be reasonable and subject to the provisions hereinafter provided. Landlord’s consent shall not be treated as having been withheld unreasonably if, in connection with any such proposed assignment or subletting: (i) the terms of the proposed assignment or subletting do not prohibit further assignments of the Lease or subletting of the Premises without the written consent of Landlord, the granting of which consent shall be subject to the terms and conditions hereof, and in any event shall not be unreasonably withheld, conditioned or delayed; and (ii) in connection with an assignment of this Lease, the assignee does not agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant thereafter arising hereunder including, without limitation, the covenant against further assignment and subletting without the written consent of Landlord, subject to the terms and conditions of this Section. Tenant hereby acknowledges and agrees that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold consent to a proposed request by Tenant for consent to assignment or subletting. No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. If an assignment or subletting is proposed to be made and Landlord’s consent is required as hereinabove provided, Tenant shall give Landlord prior notice of such proposal, which such notice shall include such information (including creditworthiness information) as Landlord may reasonably request relative to facts which would bear upon the factors entering into the determination whether Landlord’s approval is to be granted, provided Landlord requests such information within ten (10) days of receipt of such notice from Tenant. Landlord shall respond to a request for consent within ten (10) days of Tenant’s request for consent.

Notwithstanding any provision contained in this Lease to the contrary, no consent of Landlord (or Landlord’s mortgagee) shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the Premises, (i) to a subsidiary of Tenant, (ii) to a corporation or other entity into or with which Tenant has merged, been reorganized or been consolidated or to which substantially all of Tenant’s assets are transferred, (iii) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or (iv) to any corporation or other entity with which Tenant is otherwise affiliated (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”). In any event, the following conditions shall apply: (x) the

Security posted pursuant to Article 11 hereof shall remain in place; (y) such Permitted Transferee agrees directly with Landlord by written instrument to be bound by all of the obligations of Tenant thereafter arising hereunder, and (z) such Permitted Transferee under subsection (ii) shall have a net worth of at least equal to or greater than that of Tenant immediately prior to such merger, reorganization or transfer of assets; and in the event of any such assignment or subletting for which no consent by Landlord is required hereunder, Tenant shall not be obligated to share Rent Differential as hereinafter set forth. For purposes of this Lease, and if applicable, a transfer or issuance of Tenant’s stock shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent.

If this Lease shall be assigned, or if the Premises or any part hereof shall be sublet or occupied by any person other than Tenant, Landlord may, at any time and from time to time, following an uncured, continuing Event of Default, collect rent (or any amounts due to Landlord hereunder) from the assignee, subtenant or occupant and apply the net amount collected to the annual Fixed Rent, additional rent and all other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 6.1.6, or acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease on the part of Tenant to be performed. In such event, after deducting Landlord’s share of the Rent Differential, equitably determined on a monthly basis, if applicable as hereinafter provided, Landlord agrees to remit to Tenant any excess on a month to month basis.

If Landlord’s approval of a sublease or assignment is necessary and Landlord approves a sublease or assignment, and said sublease or assignment is for a total rental amount which on an annualized basis is greater than the Fixed Rent and additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess rent, during the term of any approved sublease or assignment, as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to Fifty percent (50%) of the positive excess between all Fixed Rent and additional rent received by Tenant under the sublease or assignment and the Fixed Rent and the additional rent due hereunder after Tenant has recouped, in full, its reasonable out-of-pocket expenses with respect to such sublease or assignment, including without limitation, reasonable real estate brokerage commissions, utilities expenses, reasonable legal fees, reasonable free rent, reasonable marketing costs and the reasonable costs of refurbishment of the Premises for such sublease or assignment (the “Rent Differential”). The Rent Differential shall not include the sales or rental proceeds received by Tenant in connection with the sale or lease of its personal property to a proposed transferee. In the event the sublease is for less than the full Premises hereunder, the rent payable by Tenant shall be proportionately adjusted in determining the excess (but all expenses to be recouped will be deducted) pro rated on a square foot basis. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or primarily on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a Fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

6.1.7 Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from and against any liability, claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) with respect to injury, loss, accident or damage to any person or property occurring on the Premises, in the Building or the Lot, or elsewhere in the Park, (i) to the extent arising from the negligent acts, omissions and/or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, subtenants, assignees, licensees or invitees, to the extent not caused by the negligent acts, omissions and/or willful acts of Landlord, its agents, employees, contractors or invitees or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease. In no event shall Tenant be obligated to indemnify Landlord for any willful or negligent act or omission of Landlord or of any of Landlord’s employees, agents, contractors or licensees. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be liable to Landlord for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease. In addition, Tenant shall pay Landlord all reasonable costs and expenses incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease. The covenants and indemnifications set forth in this Section 6.1.7 shall survive the expiration or earlier termination of this Lease;

6.1.8 Tenant’s Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and, not more than two times during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord (and/or its mortgagees) with the certificates thereof, prior to occupancy hereunder, evidencing such coverage and providing that the insurance indicated therein shall not be cancelled without at least ten (10) days’ prior written notice to Landlord. Landlord and its mortgagee shall be named as additional insureds on any such policies;

6.1.9 Tenant’s Workmen’s Compensation Insurance - To keep all Tenant’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts;

6.1.10 Landlord’s Right of Entry - Upon not less than twenty four (24) hours notice or other reasonable notice and during regular business hours (except in the event of an emergency), to permit Landlord and Landlord’s agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Notwithstanding anything to the contrary contained in this Lease, any entry by Landlord and Landlord’s agents shall not interfere with Tenant’s daily operations and shall comply with Tenant’s reasonable security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Premises;

6.1.11 Loading - Except with Landlord’s prior written consent, not to place a load upon the Premises exceeding an average rate of one hundred (100) pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord reasonably shall in each instance approve; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

6.1.12 Landlord’s Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.13 Tenant’s Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot or elsewhere in the Park shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord except to the extent arising from Landlord willful act or negligence, or that of its agents, employees or contractors, as required by law;

6.1.14 Labor or Materialmen’s Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach within twenty (20) business days after receipt of written notice of such attachment;

6.1.15 Changes or Additions - Except in connection with the construction of Tenant’s Work hereunder, not to make any material changes or additions to the Premises without Landlord’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural alterations, additions or improvements to the Premises that are decorative in nature, so long as they do not materially adversely affect any of the mechanical, electrical or plumbing systems or life safety systems of the Building (collectively herein called “Alterations”) whose cost in any one instance is Thirty-Five Thousand Dollars ($35,000.00) or less, provided that Tenant first notifies Landlord in writing of any such Alterations and satisfies any reasonable requirements of Landlord’s with respect to insurance. If Tenant desires to make any Alterations costing in excess of Thirty-Five Thousand Dollars ($35,000.00) in any one instance or any other alteration, including any structural alteration or alteration affecting any of the mechanical, electrical or plumbing systems of the Building or life safety systems, Tenant must first obtain the consent of Landlord thereto, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord reasonably concludes that the Alterations involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, Landlord shall notify Tenant in writing at the time of approval that such re-adaptation will be required to be made by Tenant prior to such Term Expiration Date without expense to Landlord. Landlord shall not unreasonably require removal in the event an Alteration is substantially similar (functionally and quality wise) of the item so being replaced. Tenant shall have no obligation to remove an Alteration at the end of the Term, unless Landlord notifies Tenant it will require removal of the same at the end of the Term at the time of its consent thereto.

Any and all alterations, including but not limited to the Alterations (but excluding Alterations not requiring Landlord consent), shall be performed by GCCI at cost plus a profit equal to six percent (6%) of the aggregate cost, unless Landlord elects not to so perform the same in which event such Alterations shall be done by any contractor chosen by Tenant provided any such contractor is reputable, bondable by reputable bonding companies, carries the kind of insurance and in the amounts set forth herein, and will work in harmony with Landlord’s contractors and laborers in the Building; provided, however, Tenant shall have the right to bid and to have performed, by another contractor, any work expected to have a value of more than $50,000, provided GCCI is requested to bid for such work by Tenant. Notwithstanding the foregoing, no such bonding is required for interior, non-structural, non-roof, non-mechanical Alterations.

Tenant in making any alterations, including Alterations if applicable (i.e. GCCI does not elect to perform the same as aforesaid), shall cause all work to be done in a good and workmanlike manner using all new materials substantially equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law and GCCI’s standard consistent with other similarly situated Class A buildings in the area in which the Building is located. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the alterations, including the Alterations. Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord, unless Landlord elects to have GCCI perform the same in which event it agrees to cause GCCI to comply with the foregoing provisions, including the obligation of GCCI to use all new materials in connection with any construction hereunder, and other provisions set forth herein applicable to Tenant’s contractor.

At least annually if such Alterations or any other alterations hereunder have occurred during the past calendar year (other than cosmetic alterations), Tenant shall furnish to Landlord as-built sepias and, if applicable, operating manuals, or, at Landlord’s option and only if Tenant’s computer system is compatible with that of Landlord’s, computer disk specifications compatible with Landlord’s computer system of the work done by Tenant during such past year and copies of all permits issued in connection therewith.

Tenant shall have its contractor(s) procure and maintain in effect during the term of such alterations, including Alterations, reasonably satisfactory insurance coverages (including without limitation OCP coverage, if applicable) with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts, and shall, upon Landlord’s request, furnish Landlord with certificates thereof;

6.1.16 Holdover - To pay to Landlord an amount equal to one hundred and fifty percent (150%) of the Fixed Rent and additional rent then applicable for the first thirty (30) days of holdover by Tenant and thereafter twice (i.e. 200%) of the Fixed Rent and additional rent then applicable for each month or portion thereof if Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof (except that no damages, including consequential damages, shall be due from Tenant for any holdover by Tenant lasting thirty (30) days or less); the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease;

6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or authorize the escape, disposal or release of any Hazardous Materials onto, in or under the Premises, the Lot or Park, except in accordance with the requirements of applicable laws and regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant’s business. Landlord hereby consents to Tenant’s use of ordinary office and cleaning products in amounts reasonably necessary for Tenant’s Permitted Use of the Premises. Without limitation, “Hazardous Materials” shall include those hazardous materials and substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, (collectively, the “Hazardous Waste Laws”). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of any Hazardous Materials by Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord within twenty (20) days after receipt of demand as additional charges if and only if the following conditions are satisfied: (i) if such requirement applies to the Premises, and (ii) if an independent, reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that a release has occurred and such release has been or is likely to have been solely and exclusively caused by Tenant or persons acting under Tenant’s control. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law by Tenant, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) business days of Tenant’s receipt or transmittal thereof (except if immediate response is required of Landlord in which event reasonable immediate notice to be given to Landlord). In addition, Tenant shall execute reasonable affidavits, representations and the like from time to time at Landlord’s reasonable request concerning Tenant’s best actual knowledge or belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises or elsewhere in the Park occurring while Tenant is in possession if caused by Tenant or persons acting under Tenant’s control. Landlord shall indemnify Tenant from any release of Hazardous Materials on the Premises or elsewhere in the Building, Lot or Park occurring while Tenant is in possession if caused by Landlord or persons acting under Landlord’s control. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant and compliance with Section 6.1.10, to ensure compliance with this paragraph. Tenant shall not be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Premises, Building, Lot or Park, or the violation of any environmental Laws, except to the extent that any of the foregoing actually results from the release or disposal of Hazardous Materials by Tenant or its agents, employees, contractors, sublessees or assignees. The within covenants shall survive the expiration or earlier termination of the Term;

6.1.18 Tenant’s Authority - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder. This Lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant;

6.1.19 Confidentiality - This Lease is a confidential document by and between Landlord and Tenant and each party agrees that this Lease shall not be copied and distributed or circulated to any person(s) other than to such parties, and their respective mortgagees, successors or assigns, their legal counsel, accountants and brokers or to any prospective sublessees and assignees or affiliates of Tenant, or to any prospective acquirers, investors, or lenders of Tenant, or to regulatory authorities, or to the directors, shareholders or officers of Tenant, unless required by law (including rules and regulations of the Securities and Exchange Commission) or court order, without the prior written consent of Landlord. All public announcements regarding this Lease prior to Tenant’s occupancy hereunder must be approved by Landlord and Tenant in advance; and

6.1.20 Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior of the Premises, Building, or Lot, or elsewhere in the Park, or on the roof of the Building, any sign, decoration, lettering or advertising matter or any other thing of any kind. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times.

Tenant shall have the right, at its sole cost and expense, subject to Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed) and to applicable sign ordinances, and to receipt by Landlord of all required permits therefor, to have installed signage (which may be electrified) supplied by Tenant at Tenant’s expense, customary or appropriate in the conduct of Tenant’s business and with other signage along Route 128/95 designating Tenant on the exterior of the Building at the location facing Route 128/95 as shown on Exhibit “N” (“Tenant’s Signage”), provided that Tenant shall be leasing (and has not sublet greater than fifty percent (50%) of the square footage comprising the Premises) at all times at least one (1) full floor of the Building. So long as Tenant’s Signage is consistent with the style of signage shown on said Exhibit “N”, Landlord hereby approves such signage and shall use diligent efforts to get Tenant’s Signage to be approved by the Town of Burlington. Otherwise, Landlord shall have the right to remove Tenant’s Signage, at Tenant’s expense for reasonable out-of-pocket expenses. Tenant’s right to install signage on the Building is non-exclusive, Landlord hereby agreeing, however, not to offer exterior Building signage to other tenants of the Building unless such tenant leases square footage which is equal to or greater than Tenant but in no event shall Landlord identify the following competitors of Tenant on the exterior of the Building: Art Technology Group Inc., GSI Commerce, Inc. and Magento Software Inc. Notwithstanding the foregoing, in no event shall such competitor signage restriction apply to the existing tenant of the Building (i.e. One Communications), or to its successors and assigns, including “Permitted Transferees” under its lease with Landlord. Landlord shall be responsible for installing interior Tenant’s signage, at Tenant’s expense, on the exterior of the second floor entry to the Premises, specifically in such area shown on the interior plan comprising a part of Exhibit “N”. Tenant’s name shall also be placed by Landlord on the Building directory, at no cost to Tenant. Landlord acknowledges that the Tenant’s Signage will reflect the “Demandware” name. In the event that Tenant changes its name during the Term, Landlord will change all then existing signage in the Building at Tenant’s expense.

Landlord and Tenant hereby further acknowledge and agree that Landlord, upon Tenant’s request, shall use reasonable efforts to obtain all necessary permits and approvals in compliance with local codes and ordinances for Tenant’s Signage, at Tenant’s sole cost and expense. In no event shall Landlord be required to obtain such necessary permits and approvals therefor as a condition of the Premises being deemed Ready for Occupancy as determined in accordance with said Section 3.2. Tenant shall reimburse Landlord for the actual third-party reasonable costs and expenses incurred by Landlord in connection with obtaining said permits and approvals, including reasonable attorney’s fees and disbursements. Tenant agrees to cooperate with Landlord during the permitting process by (i) promptly executing the necessary documentation reasonably requested by Landlord, and (ii) by furnishing the same to Landlord promptly upon Landlord’s request, but in no event later than five (5) business days following Landlord’s request.

ARTICLE 7

CASUALTY AND TAKING

7.1	CASUALTY AND TAKING

In case during the Term any substantial part of the Premises, or all or any substantial part of the Building, or any one or more of them, are, in the reasonable judgment of Landlord’s architect, damaged materially by fire or any other cause, or by action of public or other authority in consequence thereof or are taken by eminent domain, this Lease shall terminate at Landlord’s election, which may be made, notwithstanding Landlord’s entire interest may have been divested, by notice given to Tenant within thirty (30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination. Such termination right may not be exercised if the Premises are not damaged by such casualty or taking unless the leases of all other tenant’s of the Building are also terminated. If in any such case the Lease is not so terminated, Landlord shall use due diligence to put the Premises and/or the Building, as applicable, or in case of taking, what may remain thereof into substantially the condition immediately prior to the casualty, subject to applicable law, if the net award of insurance or damages are adequate (but such limitation shall not apply if the Landlord failed to maintain the insurance required hereunder). A just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury from and after the date of such casualty or taking shall be abated until the Premises, all systems and access thereto, or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Base Operating Costs.

7.2	RESERVATION OF AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, (ii) equipment, furniture, personal property or other items of Tenant located in the Premises or on the Lot, or (iii) relocation and moving expenses recoverable by Tenant from such authority in a separate action.

7.3	ADDITIONAL CASUALTY PROVISIONS

(a) Landlord shall not be required to repair or replace any of Tenant’s business machinery, equipment, furniture, personal property or other installations not originally installed by Landlord.

(b) In the event of any termination of this Lease pursuant to this Article 7, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date. Tenant shall have access to the Premises at Tenant’s sole risk for a period of sixty (60) days after the date of termination in order to remove Tenant’s personal property except as prohibited by any applicable governmental agency or official.

(c) Notwithstanding any language to the contrary contained in this Article 7, if all or any substantial part of the Premises and/or the Building or Lot or any part thereof (as hereinabove defined), shall be damaged by fire or other casualty or taken by eminent domain during the last twelve (12) months of the Term, as the Lease may have theretofore been extended, then either Landlord or Tenant may terminate this Lease effective as of the date of such fire or other casualty or taking upon notice to the other as aforesaid. Also, notwithstanding anything to the contrary contained in this Article 7, Tenant may render any notice of Landlord’s termination null and void by exercising early an option to extend the initial Term or then Extended Term of this Lease in accordance with Exhibit “F”. In the event of such early exercise, Landlord and Tenant agree to determine the Fixed Rent for the applicable Extended Term at least twelve (12) months prior to the commencement date of the Extended Term in accordance with and in the manner set forth in said Exhibits “F” and “H”.

(d) Notwithstanding anything to the contrary contained in this Lease if the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to its terms, then within sixty (60) days after the casualty or notice of taking, Landlord shall furnish Tenant with a written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration: (x) the Premises, with reasonable diligence, cannot be fully repaired by Landlord within nine (9) months after the damage or destruction; or (y) if the Premises are damaged by any peril within ten (10) months of the last day of Term, and cannot be substantially restored within sixty (60) days after the date of such damage. During any period of construction hereunder. Landlord agrees to use reasonable efforts to relocate Tenant to one of its other properties, if available and at no cost to Landlord. In addition, if Tenant does not terminate under this subsection (d) within thirty (30) days of receipt of Landlord’s notice, and Landlord does not complete the repair within the time period stated in Landlord’s notice, Tenant shall again have the right to terminate this Lease by written notice given within thirty (30) days of the expiration of the repair period stated in Landlord’s notice.

ARTICLE 8

RIGHTS OF MORTGAGEE

8.1	PRIORITY OF LEASE

Landlord shall have the option to subordinate this Lease to any future mortgagee or deed of trust of the Lot or Building, or both (“the mortgaged premises”), provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease, assume the obligations of Landlord under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder reasonably deems usual or customary. Further and as a condition to Tenant’s obligations under this Lease, Landlord agrees to obtain and deliver to Tenant within thirty (30) days of this Lease, a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from its current lender, Bank of America, N.A. (“Lender”), substantially in accordance with Exhibit “J” attached hereto (or from any future lender in such form as may be reasonably requested by such future lender and reasonably agreed to by Tenant). In the event an SNDA is not obtained from the Lender for the benefit of Tenant within thirty (30) days from the date of this Lease, Tenant shall have the right to terminate this Lease. Landlord represents and warrants that (i) there is no default under the mortgage or related loan documents with the Lender, (ii) the maturity date on the note which secures the mortgage held by the Lender is March 19, 2012, and (iii) no other mortgage, ground lease or superior lease encumbers the Lot or the Building.

8.2	LIMITATION ON MORTGAGEE’S LIABILITY

Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, shall also have the duty to perform all Landlord’s obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord accruing after said entry (including performance of obligations arising prior to said entry), provided that a discontinuance of any foreclosure proceeding shall terminate the liability of the holder as Landlord.

8.3	MORTGAGEE’S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord’s obligations under Article 3, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord’s obligations under Article 3, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Article 3, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid. Landlord represents and warrants that no foreclosure proceedings have been commenced, or threatened, by the Lender with respect to the Building or Lot as of the date of this Lease.

8.4	NO PREPAYMENT OR MODIFICATION, ETC.

No Fixed Rent, additional rent, or any other charge shall be paid more than ten (10) business days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease (except as set forth in Section 6.1.6 regarding Permitted Transferees) and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights and obligations of either party under this Lease, shall be valid as against a mortgagee unless consented to in writing by such Landlord’s mortgagee and only as to mortgagees of record, if any, which consent shall not be unreasonably withheld, conditioned or delayed.

8.5	NO RELEASE OR TERMINATION

Except as provided in Section 8.7 below, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, the addresses for whom previously have been provided in writing to Tenant, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist. The foregoing shall not apply to any rights to Tenant to terminate in the event of a casually or taking.

8.6	CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article 8) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 8.

ARTICLE 9

DEFAULT

9.1	EVENTS OF DEFAULT

It shall be an “Event of Default” under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than seven (7) days after notice thereof specifying such failure and that such failure may be an Event of Default hereunder; (ii) Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days after notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within one hundred and twenty (120) days; or (v) if a receiver becomes entitled to Tenant’s leasehold hereunder and it is not returned to Tenant within one hundred and twenty (120) days; or (vi) such leasehold is taken on execution or other process of law in any action against Tenant; Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice except as required by applicable law enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2	TENANT’S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows:

(a)	to pay forthwith to Landlord, as compensation, a lump sum equal to the difference between (i) the total rent reserved for the residue of the Term, and (ii) the fair market rental value of the Premises for the residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below; and

(b)	and, to the extent not received in (a) above or the extent Landlord elects, in its sole discretion, to proceed under this subparagraph (b) rather than subparagraph (a), as an additional and cumulative obligation, to pay punctually to Landlord all of the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under this subclause (b), Tenant shall be credited with: (i) any amount paid to Landlord as compensation as provided in subclause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, tenant improvements costs paid or tenant improvement allowances granted, fees for legal services, and any other expenses of reletting the Premises or preparing the Premises for the new tenant or tenants.

Landlord agrees to use commercially reasonable efforts to relet the Premises following termination provided, however, that Landlord: (x) may relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet same; (y) may make such alterations, repairs and decorations in the Premises as Landlord, in its reasonable judgment, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing sub clauses (x) and/or (y), or Landlord’s failure to relet or to collect the rent through reletting, shall operate or be construed to release or reduce Tenant’s liability as aforesaid; and (z) shall have no duty to relet the Premises to a prospective tenant who is also interested in leasing other space that Landlord (or its affiliate(s)) then has available.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and additional rent accrued under Article 4 in the twelve (12) months ended next prior to such termination (or if the Term has not yet commenced, the Fixed Rent and additional rent that would be due for said time period) plus the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE 10

MISCELLANEOUS

10.1	TITLES

The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2	NOTICE OF LEASE

Concurrently with the execution of this Lease, both parties shall execute and deliver, after the Commencement Date, a short form of this Lease in the form attached hereto as Exhibit “G”. If this Lease is terminated before the Term expires, the parties will execute an instrument acknowledging the date of termination.

10.3	RELOCATION

Intentionally Deleted.

10.4	NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord’s Address, with a copy to Gloria M. Gutierrez, Esq., The Gutierrez Company, One Wall Street, Burlington, MA 01803, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant’s Address, with a copy to Brennan, Dain, Le Ray, Wiest, Torpy & Garner, P.C., 129 South Street, Boston, MA 02111, Attention: Joseph Torpy, or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.5	BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Landlord named herein and each successive owner of the Premises shall be released from all obligations hereunder upon termination of such ownership and passing to the successor in ownership, and its successor shall be liable for all obligations of Landlord hereunder. Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their interest in the Building and the Lot, and the income, insurance and condemnation proceeds derived therefrom. Neither party shall be liable to the other party for consequential or punitive damages for a breach of any covenant of this Lease or otherwise, except as may apply with respect to holdover damages described in Section 6.1.16 of this Lease.

10.6	NO SURRENDER

The delivery of keys to any employees of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7	NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8	NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9	CUMULATIVE REMEDIES

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10	PARTIAL INVALIDITY

If any term, clause, provision, covenant or condition contained in this Lease is adjudicated to be illegal or unenforceable, all other terms, clauses, provisions, covenants or conditions of this Lease shall remain in force and effect, and the term, clause, provision, covenant or condition held illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

10.11	LANDLORD’S RIGHT TO CURE

If Tenant shall at any time default, beyond applicable notice and cure periods, in the performance of any material obligation under this Lease, Landlord shall have the right, but shall not be obligated, upon ten (10) days prior written notice to Tenant and for non material obligations upon thirty (30) days notice to Tenant (except in the event of an emergency where at least verbal notice will be given as soon as reasonably possible), to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All reasonable sums so paid by Landlord (together with interest at the rate set forth in Section 4.3 hereof), and all necessary incidental costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.12	ESTOPPEL CERTIFICATE

Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than twenty (20) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in substantially the form attached hereto as Exhibit “K” with such adjustments as are necessary to make the same accurate. Landlord agrees on the Commencement Date, and from time to time thereafter, upon not less than twenty (20) days prior written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing in substantially the form attached hereto as Exhibit “K”.

10.13	WAIVER OF SUBROGATION AND CLAIMS

Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder (or would have been covered had all insurance required hereunder been maintained).

10.14	BROKERAGE

Landlord and Tenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this Lease, except T3 Advisors, LLC and Grubb & Ellis Company (collectively, the “Broker”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with any such agent, broker, salesman, or finder. Landlord agrees to pay a fee to the Broker pursuant to a separate agreement.

10.15	COVENANTS INDEPENDENT

Each provision in this Lease constitutes an independent covenant, enforceable separately from each other covenant set forth herein. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Fixed Rent and additional rent is independent of any and all obligations of Landlord hereunder, with the result that Tenant’s sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance and/or damages.

10.16	ACCESS

Subject to the terms and provisions of this Lease and all laws applicable to the Premises, Tenant shall have twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises.

10.17	ENTIRE AGREEMENT

This Lease contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing signed by both parties.

10.18	GOVERNING LAW

This Lease shall be governed by and construed and enforced in accordance with the laws and the Courts of the Commonwealth of Massachusetts.

10.19	ADDITIONAL REPRESENTATIONS

Landlord represents and warrants to Tenant as follows:

(a)	that Landlord has the right, power and authority to enter into this Lease and grant Tenant quiet possession of the Premises and other rights set forth herein; and

(b)	that Landlord is the fee simple owner of the Lot and Building located thereon;

(c)	that the Building (including the Tenant’s Work and the Premises) and the Lot (including all common areas) will, upon substantial completion of Tenant’s Work and issuance of all necessary permits and approvals required to be obtained from any and all necessary governmental agencies prior to occupancy of the Premises by Tenant, if necessary, including without limitation, a certificate of occupancy from the Town of Burlington, which allows Tenant to use and occupy the Premises as herein provided, comply with all dimensional, use, parking, loading and other zoning requirements of the Town of Burlington, and all applicable building codes and governmental requirements, including, without limitation, all ADA, local and state requirements and regulations promulgated thereunder and other applicable laws and rules governing access to and use of facilities by people with disabilities, including the Massachusetts Architectural Access Board regulations; and

(d)	that the Premises and common areas and all equipment and systems servicing such areas, shall be in good working order and repair as of the Commencement Date.

ARTICLE 11

SECURITY

A security deposit in the amount of Four Hundred Ninety Four Thousand Dollars ($494,000.00) shall be delivered by Tenant to Landlord on or prior to the Commencement Date (together with the lien on the Furniture, as hereinafter defined and as applicable, the “Security”). Such Security shall be, at Tenant’s option, in the form of (i) cash, or (ii) a Letter of Credit in substantially the form attached hereto as Exhibit “M”, and in the case of such Letter of Credit shall (a) name the Landlord as its beneficiary, (b) expire not less than one (1) year after the issuance thereof, and (c) be drawn on an FDIC-insured financial institution reasonably satisfactory to Landlord (it being agreed that Silicon Valley Bank is satisfactory to Landlord). Tenant shall, from time to time, as necessary, renew or replace or amend the Letter of Credit no fewer than twenty-five (25) banking days prior to the expiration date of the Letter of Credit then held by Landlord, and if Tenant fails to renew or replace or amend said Letter of Credit or provide cash in the applicable amount by not later than twenty-five (25) banking days prior to expiry date of the Letter of Credit, Landlord may draw upon such Letter of Credit and hold the proceeds thereof in an account as Security, without interest until Tenant provides to Landlord a replacement letter of credit complying with the requirements for the original Letter of Credit as set forth above. In addition to the above cash Security, Tenant shall provide to Landlord a lien on all workstations and office furniture located in the Premises (collectively, the “Furniture”) prior to the Commencement Date, or thereafter as soon as the Furniture is in place, as applicable, all in the form as reasonably and customarily requested by Landlord’s attorney. The Tenant shall provide a description of the Furniture from time to time upon Landlord’s request, and Landlord shall have the right to modify its lien and perfect the same in order to reflect any changes in the Furniture. So long as Tenant is not then in material default of its obligations hereunder beyond applicable notice and cure periods, the amount of the required Security shall be reduced in accordance with the following schedule: (i) on or after December 31, 2012, or annually thereafter, should Tenant earn a minimum of $13,050,000.00 in net income, then the lien on the Furniture shall be released (and Landlord shall execute such documents reasonably requested by Tenant to evidence the release of such lien), and (ii) the Security shall be reduced to $370,500.00 on the second anniversary of rent commencement for Phase 1 pursuant to Section 4.1 (currently estimated to occur on August 1, 2013) and to $247,000.00 on the third anniversary of rent commencement for Phase 1 pursuant to Section 4.1 (currently estimated to occur on August 1, 2014), remaining at $247,000.00 through the remainder of the Term (it is acknowledged and agreed that the occurrence or non-occurrence of the condition in subsection (i) does not impact the reductions under subsection (ii)). Failure of the Landlord to release any cash Security in accordance with the foregoing schedule after notice and a reasonable opportunity to cure shall constitute a default by Landlord. In the event that Landlord fails to release the required funds within thirty (30) business days following the required date (assuming a cash deposit), Landlord shall be obligated to pay Tenant interest on any such amount at the Agreed Interest Rate, calculated on a daily basis. If the reductions must be accomplished through an amendment or replacement of the Letter of Credit, Landlord shall reasonably cooperate with Tenant to accomplish the same.

Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security to cure any continuing Event of Default, including any uncured default in connection with any arrearages of Rent, costs incurred by Landlord to repair damage to the Premises caused by Tenant, and any costs incurred by Landlord to repair (other than normal wear and tear or damage caused by Landlord, its agents or employees) the Premises upon termination of this Lease. Following any such application of the Security, Tenant shall, within ten (10) business days after receipt of written demand, restore the cash security or Letter of Credit to the then applicable full amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security to cure any continuing Event of Default, but such use shall be solely in the discretion of Landlord. At the later of the termination of this Lease and the date Tenant surrenders the Premises to Landlord in accordance with this Lease, the balance of the Security, either cash or the Letter of Credit, as applicable, shall be returned to Tenant within ten (10) business days of expiration of the Term and surrender of the Premises, whichever may be later. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security to the transferee, Landlord shall promptly notify Tenant of the assignment in advance and thereafter have no further liability for the return of the Security provided such transferee acknowledges receipt of the same in writing. If the Security is in the form of a Letter of Credit,

Landlord shall have no further liability for the return of such Letter of Credit once the Letter of Credit has been appropriately assigned to the assignee, the assignee has assumed all of Landlord’s obligations under this Lease, and Landlord has notified Tenant, in writing, of both. Upon any such delivery and assignment, Tenant hereby releases the then existing Landlord of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such assignee or transferee. It is further understood that this provision shall also apply to subsequent assignees or transferees. Upon request by Tenant, Landlord shall provide Tenant with a copy of the assignment and assumption or other written documentation that was entered into to effectuate the transfer of the Letter of Credit and this Lease. Landlord shall not be required to segregate the Security from its other accounts or, except as otherwise specified herein, to pay interest thereon, as aforesaid.

In the event the Lease is assigned by Tenant, Tenant’s assignee may provide a replacement Letter of Credit and the original Letter of Credit held by Landlord shall be promptly returned to Tenant, provided that such Letter of Credit shall remain subject to all of the terms and conditions of this Article 11. Landlord shall deliver the original prior Letter of Credit to the prior tenant simultaneously upon the delivery of the replacement Letter of Credit by Tenant’s assignee or as soon as possible thereafter.

[Signatures appear on the following page]

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

Burlington Office Park V Limited Partnership
By:	The Gutierrez Company, its General Partner

By:	/s/ Arthur J. Gutierrez, Jr.
Arthur J. Gutierrez, Jr., President

TENANT:

Demandware, Inc.

By:	/s/ Scott J. Dussault
Name:	Scott J. Dussault
Title:	Chief Financial Officer

EXHIBIT “A”

Plan Showing Tenant’s Space

[SEE ATTACHED]

Loading
Office
Conference
Conf. Room
Bullpen
Storage
Tel
Copy/Mail
Stor
Lab
Elec.
Elevator Lobby
Lobby Below
Reception
Training
Women
Men
Break Room
Engineering Think Tank
Board Room
Conference
Parking Deck
Office Summary
Common Area (Shown Shaded - Typical)

Prepared for:

demandware

Lease Plan - 5/24/10

Conceptual Layout for Demandware - 31,546 R.S.F.

5 Wall Street - 2nd Floor

Burlington Office Park

3/25/10

EXHIBIT “B”

Plan Showing Exclusive Parking Spaces

[TO BE ATTACHED]

EXHIBIT B

demandware®

Reserved Parking

N.T.S.

3
Route 128/95
Northbound
Ramp
5 Wall Street
Parking Under
Load
Parking Structure
(2 Levels)
Reserved Parking
(8 spaces top of
parking structure)
WALL 5 STREET

EXHIBIT “C”

SPECIFICATIONS OF TENANT’S WORK

BURLINGTON OFFICE PARK I

5 WALL STREET, BURLINGTON, MA

GWB Partitions

•	All interior sheetrock partitions to be 3 5/8”, 25 ga. metal studs 24” o.c. with one layer 5/8” GWB on each side to 6” above ceiling.

•

Demising, conference rooms, training room and board room partitions to be full height partitions (to deck above) consisting of 3 5/8”, 20 ga. metal studs, 24” o.c. with horizontal reinforcement and 3 1/2” thick batt insulation and one layer of 5/8” GWB on each side.

•	Blocking (3/4” plywood or other as needed) installed at Tenant specified locations to accommodate LCD’s, Tenant provided casework, etc.

Flooring

•	General flooring to be broadloom carpet. Carpet to be selected from the Patcraft “Just Beautiful” series, or equal.

•	Include Armstrong standard Excellon VCT at break room, coffee/print room, coffee room, storage rooms and satellite telephone and data rooms.

Millwork

•	Laminate casework and plastic laminate counters with upper and lower cabinets at break room, coffee/print room and coffee room per plans. Island counter at break room to be plastic laminate.

•	Millwork in Boardroom as shown on plans.

•	Allowance for reception desk of $10,000.00

Wall Treatment

•	Include a primer and two coats of latex paint on all interior sheetrock partitions.

Folding Partition

•	Provide one (1) folding partition at the training room as shown on the plans, acoustically rated at 38db – 48db.

Ceiling

•	2x2x5/8 tegular edge ACT Armstrong # 1775 Dune tile in a silhouette XL 9/16” bolt-slot system with a 1/4” reveal in Manufacturers Standard White finish.

•	Sheetrock soffits in boardroom and main reception area.

Doors/Frames & Glazing

•	Entrance doors to be Type “P” all glass 6’ x 8’ doors with concealed closures and GF 3000 locknetics mag lock. Hardware to be brushed stainless steel.

•	Interior doors and frames to be 3’0” x 7’0” wood factory finished door in a aluminum frames with heavy duty latchset, 1 1/2 pair hinges and door stop.

•	Includes electric strikes or electric locks at four (4) secondary entrance doors and secure door locations as shown on the plans.

•	Provide sidelights at four (4) secure doors.

•	Provide windows at all conference rooms as indicated on the plans. Windows to be the same height as the door frames.

•	Sidelights at offices (24” min)

•	Glazing at conference rooms and board room per plans.

Electrical

Lighting

•

2x4 and 2x2 Recessed Indirect light fixtures to be the ovation series by Cooper or approved equal. They are 2’x4’ and 2’x2’ recessed direct/indirect in manufacturers standard white finish, with EB5, T5 biax electronic instant start ballast and 32 wt8 lamps @ 4’ fixtures and 400 biax lamp @ the 2’ fixtures.

•

Lighting controls which consist of programmable lighting relay control panels and occupancy sensors. Also included are cast aluminum L.E.D. exit signs. Emergency lights will be powered by emergency back-up generator.

•	Maintained lighting levels shall be in accordance with the Illuminating Engineering Society of North America 9th Edition.

•	“Bullpen and engineering think tank” areas to be “switched” overhead lighting.

Power

•

Distribution system panelboards, cables and circuit breakers shall be sized for present loads and future allowance. Future allowance shall include 20% spare/space for future feeder and branch circuit breakers in all panelboards.

•	Unless otherwise specially approved, all new wiring will be concealed.

•	The minimum wire size for power will be #12 AWG.

•	Ground fault protection for receptacles will be provided in accordance with National Electric Code requirements.

•	All interior receptacles shall be commercial grade, white thermoplastic with white thermoplastic plates.

•

Power service to the Premises is based on 10-amps per 120 gross S.F. for general office loads and miscellaneous power. One duplex wall receptacle shall be provided for every 500 square feet of open office area. Each enclosed office and conference rooms shall be provided with two duplex receptacles.

•	A single common ground or grounding bus shall be provided for the entire Premises.

•

Lighting control panels shall be provided for control of open area lighting in lobbies and open office spaces. System shall be provided with low voltage override switches to control zones for “after hours” use.

•	Occupancy sensors should be provided for enclosed offices, conference rooms, etc., to achieve compliance with the automatic lighting shutoff requirements of the Massachusetts Energy Code.

•	Wall mounted occupancy sensor switches will be provided in all full heights offices in conformance with The Massachusetts Energy Code.

•	All emergency life safety egress lighting in existing corridors will be connected to the existing base building life safety system.

•	Exit lights and emergency path of egress lighting will be provided in quantities in accordance with applicable codes.

•	Exit signs will be LED type.

•	New fire alarm devices shall be provided in compliance with all applicable codes and authorities having jurisdiction. New devices shall match building standard.

•	Smoke detectors will be installed in new tel/data rooms and electric rooms and will be connected to remote indicating lights located outside of the rooms.

•	Telephone/data closets will have plywood backboards and ground bar.

•	Fire alarm interface shall be provided to unlock all doors during fire alarm notification evacuation if required by code.

•	Includes five (5) electrical and tele/data floor boxes.

•	Provide power feed to system furniture. One (1) circuit per two (2) cubicles.

•	Power wiring for card readers at eight (8) locations.

•	Includes twenty (20) dedicated duplex wall outlets and six (6) dedicated GFCI wall outlets.

•	Power wiring, including outlets to projector, motorized screen and LCD locations

Mechanical

•

The HVAC system will be sized to maintain indoor conditions of 75° Fdb (no humidity control) under heating conditions. Use outdoor conditions as published in the 1997 ASHRAE Fundamentals Handbooks, 1% conditions for cooling and dehumidification design and 99.6% conditions for heating design.

•	A/C load based on 1.5 watts per square foot lighting and 1 person per 143 square feet. 1 watt miscellaneous electric loads and 20 CFM per person.

•	Ductwork will be galvanized sheet metal, low and medium pressure, in accordance with SMACNA standards.

•	Interior partitioned offices shall have at least one temperature zone per ten offices.

•	Perimeter partitioned offices shall have at least one temperature zone per 5 offices. (depending on exposure)

•	Corner offices shall be provided with their own temperature control zone.

•	Conference rooms, training room (two control zones, one for each side of partition) and boardroom shall be provided with their own temperature control zone.

•	Medium pressure duct in shaft only to get insulation.

•	Controls will be DDC.

•	Testing and balancing of the system will be performed by a certified contractor.

•	10 tons of supplemental cooling and associated ductwork and controls for each lab. (total 20 tons)

•	Includes a 1/2” Fiberglass duct lining 10’ down stream of all fan powered boxes.

Sprinklers

•	Provide a wet piped automatic fire protection system. Designed for light hazard coverage per NFPA #13 and insurance services offices (ISO).

•	Heads shall be concealed type and will be center of tile.

Plumbing

•	Includes two (2) ADA compliant stainless steel kitchen sinks with all associated piping, faucet and point of use hot water heater.

•	Provide rough plumbing for tenant provided dishwasher.

•	Provide connection for tenant provided icemaker.

Telecommunications

•	Provide a plaster ring and pull string for each tel/data outlet.

•	Provide plywood backboards in telephone rooms and data closets.

•	Provide “rings & strings” from recessed wall junction boxes to points above the ceiling for each tel/data outlet, at a minimum one per 500 square feet of open floor area.

•	Cableways shall be provided to link the main telephone/data room to the building data closets.

•	Provide location on roof for up to two (2) satellite dishes (not to exceed 24”) and path for connection (riser) to roof.

Qualifications/Exclusions

•	Specialty HVAC and power requirements not included unless noted above.

•	Tel/Data wiring and equipment is not included.

•	AV wiring and equipment not included.

•	Appliances not included.

•	Security System and associated hardware is not included.

•	Special lighting not included.

•	Boardroom millwork included.

•	Emergency generator other than for base building and emergency lighting not included.

•	System furniture and furnishings not included.

•	Tackboards, caulkboards and whiteboards not included

•	Projections screens not included.

EXHIBIT “D”

LANDLORD’S SERVICES

I.	CLEANING

A.	Building Lobbies and Common Areas

1.	Entrance doors and partition glass to be cleaned nightly. Wipe down frames and fixtures as needed.

2.	Remove entrance mats and clean sand and dirt from pits and floors, clean and replace mats nightly.

3.	Floors to be swept and washed nightly. Maintain a high luster yet slip free finish following manufacturer’s specifications.

4.	Walls to be dusted and spot cleaned as necessary, thoroughly washed twice a year.

5.	Empty and wipe clean trash receptacles nightly including exterior smoker’s stations.

6.	Dust, with treated cloth, security desks, window sills, directory frames, planters, etc. nightly.

7.	Clean reception desk nightly.

8.	Vacuum all carpeted areas nightly, treat and spot clean stains, clean fully as needed.

9.	Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed weekly.

10.	Sweep all stairwells in building nightly and keep in clean condition, washing same as necessary.

11.	Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following:

A.	Dust all pictures, frames, charts, graphs and similar wall hangings.

B.	Dust exposed pipes, ventilation and air conditioning grilles, louvers, ducts and high moldings, as needed.

12.	Clean and maintain luster on ornamental metal work as needed within arm’s reach.

13.	Dust all drapes and blinds as needed.

14.	Wash and disinfect drinking fountains using a non-scented disinfectant nightly. Polish all metal surfaces on the unit nightly.

15.	Strip and wax all resilient tile floors yearly.

16.	Shampoo all common area carpets at additional contract price at least once per year.

B.	Lavatories - Nightly

1.	Empty paper towel receptacles, bag and transport waste paper to designated area, disinfect receptacle and add new liner.

2.	Empty sanitary napkin disposal receptacles, bag and transport waste, disinfect receptacle and add new liner.

3.	Refill toilet tissue, hand towel dispensers, and sanitary napkin dispensers. Refill soap dispensers.

4.	Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

5.	Wash, disinfect and wipe dry both sides of toilet seat using non-scented disinfectants.

6.	Wash and polish all mirrors, counters, faucets, flushometers, bright work and enameled surfaces.

7.	Spot clean toilet partitions, doors, door frames, walls, lights and light switches.

8.	Remove all cobwebs from walls and ceilings.

9.	Sweep and wash all floors, using proper non-scented disinfectants.

10.	Add water to floor drains weekly, disinfect monthly.

11.	Turn off lights.

C.	Elevators - Nightly

1.	Thoroughly clean walls.

2.	Wipe clean control panels, door frames and mirrors.

3.	Vacuum cab and floor door tracks.

4.	Vacuum floors, shampoo as needed, wash stone floors.

5.	Dust ceilings.

D.	General Cleaning (Monday through Friday, Holidays excluded) Tenant areas nightly - unless noted.

1.	Empty and clean all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area. Replace liners as needed. Check and wash waste baskets if soiled.

2.	Weekly hand dust with treated cloth and wipe clean or feather duster all accessible areas on furniture, desks, files, telephones, fixtures and window sills.

3.	Clean all glass table tops and tenant entrance glass. Spot clean glass partitions.

4.	Spot clean all walls, door frames and light switches.

5.	Wipe clean and polish all bright metal work as needed within arm’s reach.

6.	All stone, ceramic, tile, marble, terrazzo and other un-waxed flooring to be swept, using approved dust-down preparation.

7.	All wood, linoleum, rubber asphalt, vinyl and other similar type of floors to be swept, using approved dust-down preparation and mopped or cleaned with dry system cleaner nightly.

8.	Reception areas, halls, high traffic areas to be vacuumed nightly.

9.	Offices and cubicles to be spot vacuumed nightly. All areas to receive a complete vacuum weekly.

10.	Spot clean carpet stains.

11.	Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

12.	Dust blinds as needed.

13.	Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed every two weeks. The VCT is to be stripped and waxed one time annually.

14.	Turn off coffee pots each night and empty filters.

E.	Showers

1.	Wash shower walls and floors nightly, using proper non-scented disinfectants.

2.	Clean and disinfect shower curtains weekly.

3.	Scrub showers with bleach weekly.

4.	Wash tile walls with proper grout cleaning compound as needed.

5.	Add water to floor drains weekly, disinfect monthly.

6.	Turn off lights.

7.	Restock soap, daily.

F.	Fitness Center Nightly

1.	Thoroughly clean all exercise equipment.

2.	Clean mirrors.

3.	Vacuum carpet.

4.	Wash rubber floor.

5.	Restock paper towel dispenser nightly.

G.	Cafeteria Dining Area / Kitchenettes Nightly

1.	Clean all areas outside the cafeteria servery which shall include, the dining tables, chairs, tray return areas.

2.	Wash flooring.

3.	Empty and clean inside and outside all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area. Replace liners as needed. Check and wash waste receptacles if soiled.

4.	Wash all cafeteria / kitchenette tabletops and counters.

5.	Arrange all tables and chairs according to floor plan.

H.	Day Porter to police and clean as required in the following areas:

1.	Reception and lobby seating

2.	Entrances and lobbies

3.	Cafeteria and kitchenettes

4.	Fitness center

5.	All toilets, showers and locker rooms

6.	Outside entrances

7.	Smokers Gazebo

I.	Cleaning Products

Paper products such as toilet paper, paper towels, and vinyl trash liners will be supplied to the cleaning company. The cleaning company is to supply all solid and liquid cleaning products. The cleaning company is to supply all mops, buckets, vacuums, dusters, cloths etc.

When possible the cleaning company is to use “Green Products.”

II.	HEATING. VENTILATING AND AIR CONDITIONING

1.	Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM, and Saturday from 8:00 AM to 1:00 PM, if so requested by Tenant, by providing at least 24 hours notice. HVAC services beyond the aforesaid hours of operation can be made available to Tenant, if so requested by Tenant, by providing at least 24 hours prior written notice and at a cost of $50.00 per hour per unit.

2.	Maintenance on any additional or special air conditioning equipment, and the associated operating cost thereof, will be at Tenant’s expense.

III.	WATER

Hot water for lavatory and kitchen purposes and cold water for drinking, kitchen, lavatory and toilet purposes.

IV.	ELEVATORS

Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole provided that there shall always be at least one functioning elevator serving the floor on which the Premises is located.

V.	SECURITY/ACCESS

Twenty-four (24) hour entry to the Building is available to Tenant and Tenant’s employees, after normal Building hours of operation. Tenant shall have unrestricted access to its Premises at all times, and not just during normal building hours and operation. The Building currently operates under a programmable key card system. Key card access is provided by a Software House system and can be programmed to enter the Premises at all times and the Building during off-hours. All security within the Premises shall be the responsibility of the Tenant and Tenant shall have the right to control its space, including the right to install additional security measures, and the right to select a vendor of its own choosing for installing a security system for the Premises. As of this date, Tenant has proposed a KeyScan system, which will be compatible with and allow for seamless operation with the Building’s system.

VI.	BUILDING HOURS

Normal building hours of operation are Monday through Friday from 8:00 AM to 6:00 PM. The Building operates on Saturday from 8:00 AM to 1:00 PM, with access to the Building subject to the provisions as outlined in Item V contained herein. Except for the heating, ventilating and air conditioning system, which operates in accordance with the schedule as described in Item II contained herein, all Building systems, including but not limited to electrical, mechanical, elevator, fire safety and sprinkler, and water, operates 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Landlord’s control.

VII.	CAFETERIA. VENDING AND PLUMBING INSTALLATIONS/INTERIOR LAVATORIES AND SHOWERS

1.	Except as expressly set forth in this Exhibit, any space within the Premises to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

2.	Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in any coffee room).

VIII.	SIGNAGE

Tenant shall be entitled to the Building’s standard signage at Tenant’s main entry and on the Building’s lobby directories, at Landlord’s cost. See also Section 6.1.20 regarding Tenant’s Signage.

IX.	ELECTRICITY

Tenant shall, in addition to paying Fixed Rent, pay for all electricity consumed in the Premises pursuant to a Landlord installed electric sub-meter or check meter to measure Tenant’s actual usage consumed within the Premises. Tenant shall reimburse Landlord for all costs of such electricity based on the rate charged by the utility company to the Landlord (without mark-up by Landlord) on a monthly basis (currently estimated at $1.50/RSF), specifically within thirty (30) days upon receipt of Landlord’s invoice therefore, which invoice shall identify amount of electrical usage for the Premises based on such meter or check meter for such month. Common area electricity and Building HVAC electric charges are included in the common area maintenance charges set forth in Section 4.2 of this Lease.

Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises. In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that reasonably deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, sub-meters, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord’s demand, so long as no other tenants are receiving excess usage.

It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, capacity charges, public good charges, and other similar categories, and may also include a fee, commission or other charge by an unaffiliated broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity. Landlord shall have the right to select the generator of electricity to the Premises and to purchase generated electricity for the Premises through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Premises or to the Landlord to be provided to the Premises, as the case may be.

X.	OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications and gas (if applicable). Tenant shall pay for such consumption directly to the provider of such utilities.

EXHIBIT “E”

RULES AND REGULATIONS

1.	The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees, and visitors, or be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2.	No curtains, blinds, shades, screens, advertisements, or signs, or the like other than those furnished by Landlord, or otherwise permitted in this Lease, shall be attached to, hung in, affixed to, or used in connection with any window or door of the Premises or to any other area of the Premises (including without limitation on interior windows, walls and doors) that is visible from the outside of the Building or visible from any common area of the Building, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld (taking into account such factors such as size, color and style and compatibility with the Building).

3.	Tenant shall furnish Landlord with master keys or access devices for any security (door access) system provided and installed by Tenant, so long as the same has been approved by Landlord, which shall not be unreasonably withheld. Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises, as long as Tenant provides master keys to Landlord as aforesaid as these additional locks and bolts could prove to be a hindrance to Landlord providing building services, such as cleaning and maintenance. Tenant must, upon the termination of its tenancy, remove all additional locks and bolts and restore all original door hardware and provide Landlord all Building keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable replacement cost thereof.

4.	Canvassing, soliciting and peddling in the Building, or on the Lot or in the Park if applicable, are prohibited, and Tenant shall cooperate to prevent the same.

5.	Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Building or Park, if any; however, the parties acknowledge that Landlord has no obligation to provide any security.

6.	Tenant agrees that there shall be no smoking allowed anywhere in the Premises or Building or within 50’ of any entrance to the Building.

7.	No animals, with the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns.

8.	Users of the common fitness room or shower facilities within the Building shall only place a lock on a locker during the time they are using the fitness, locker room and/or shower facilities. No overnight use of lockers is permitted and no locks are permitted on lockers except during workout. Also, no overnight storage of gym bags or like shall be permitted in the common fitness room or shower facilities.

9.	Bicycles shall be parked at the specific bicycle locations provided and shall not be permitted inside the Building.

EXHIBIT “F”

OPTION TO EXTEND

The Tenant has the option to extend this Lease for one (1) successive three (3) year term (the “Extended Term”), the exercise of which shall automatically extend the Term of the Lease without the necessity of additional documentation. So long as there does not exist any continuing, uncured material default under the Lease beyond notice and cure periods at the time of exercise, the option to extend shall be deemed to have been exercised by Tenant’s written notification to Landlord that it elects to exercise its option to extend at least nine (9) months but not more than eighteen (18) months prior to the end of the initial Term hereunder. The Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant’s obligations to pay Operating Cost Escalation as set forth in Section 4.2, except that, without the mutual agreement of the parties (i) there shall be no additional option to extend after the termination of the Extended Term or the failure to exercise the option, whichever shall first occur, and (ii) the annual Fixed Rent for the Extended Term shall be equal to one hundred percent (100%) of the then Market Rent (as defined in and determined in accordance with Exhibit “H”). Notwithstanding the foregoing, in no event, however, shall the annual Fixed Rent for the Extended Term be less than the annual Fixed Rent and additional rent payable during the last year of the initial Term.

EXHIBIT “G”

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the “Lease”) dated as of May     , 2010 by and between Burlington Office Park V Limited Partnership (hereinafter referred to as “Landlord”) and Demandware, Inc., a Massachusetts corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1.	The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803.

2.	The address of the Tenant is Five Wall Street, Burlington, Massachusetts 01803

3.	The Lease was executed on May , 2010.

4.	The Term of the Lease is a period of approximately six (6) years, seven (7) months beginning on the Commencement Date determined in accordance with Section 3.2 of the Lease, currently scheduled for January 1, 2011.

5.	Subject to the provisions of the Lease, the Tenant has the option to extend the Term of the Lease for one (1) additional three-year period pursuant to Exhibit “F” of the Lease.

6.	The demised premises is approximately 31,546 rentable square feet within a six-story building containing approximately 181,680 rentable square feet located at Five Wall Street, Burlington, Massachusetts 01803 (the “Building”), and the areas of which are the subject of all appurtenant rights and easements set forth in Section 2.1 of the Lease.

7.	The lot upon which the Building is located is described in Exhibit “A” attached hereto.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this      day of May, 2010.

LANDLORD:

Burlington Office Park V Limited Partnership
By:	The Gutierrez Company, General Partner

By:
Arthur J. Gutierrez, Jr., President

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this      day of May, 2010 before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., President of The Gutierrez Company, General Partner of Burlington Office Park V Limited Partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purpose.

(official seal)

Notary Public

TENANT:

Demandware, Inc.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

COUNTY

On this      day of May, 2010 before me, the undersigned notary public, personally appeared                             , the                              of Demandware, Inc., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public

EXHIBIT “A” TO EXHIBIT “G”

Lot A shown on a plan entitled “Subdivision Plan of Land in Burlington, Massachusetts”, prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1” = 80 feet, dated November 16, 2001, revised January 29, 2002 and recorded with said Deeds, as Plan No. 650 of 2002. A portion of Lot A is registered land, being Lots 6 and 7 shown on Land Court Plan 34820B.

EXHIBIT “H”

MARKET RENT

The market rent for the Premises shall be the then fair market rent for similar space in similar buildings (size, length of term, age and location) in the Town of Burlington, giving consideration to any concessions and allowances and applicable base years for operating costs, which such rent (the “Market Rent”) shall be determined as follows:

(a)	The Market Rent shall be proposed by Landlord within fifteen (15) business days of receipt of Tenant’s notice that it intends to exercise its option to extend the Term as specified in Exhibit “F” (the “Landlord’s Proposed Market Rent”). The Landlord’s Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) business days of Tenant’s receipt of Landlord’s Proposed Market Rent, that Landlord’s Proposed Market Rent is not satisfactory to Tenant (“Tenant’s Rejection Notice”).

(b)	If Tenant delivers Tenant’s Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within forty-five (45) days after Landlord’s receipt of Tenant’s notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedure:

1.

Within five (5) business days of the expiration of said forty-five (45) day period, Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the “Tenant’s Appraisal Notice”). Landlord shall within five (5) business days after receipt of Tenant’s Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within twenty (20) business days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have twenty (20) business days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said twenty (20) business day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) business days after said twenty (20) business day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) business days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

2.	All appraisers shall be independent real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

3.	The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) business days after the date of his or her designation, make an independent determination of the Market Rent.

4.	If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten (10%) percent, the average of the determinations of the three (3) appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the other two (2) appraisers by more than ten (10%) percent, the average of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5.	The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6.	Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such third appraisal.

EXHIBIT “I”

RELOCATION MANAGEMENT ALLOWANCE

Landlord shall provide Tenant with an allowance of $1.50 psf, specifically $47,319.00. Such allowance shall be paid by Landlord to Tenant or its vendor or contractor, as applicable, within fourteen (14) days of Landlord’s receipt of an invoice therefor, which such invoice shall contain such reasonable documentation as may be reasonably requested by Landlord. The allowance shall be used for payment of project management fees associated with Tenant’s relocation/participation in construction meetings and any relocation management, as well as moving expenses and costs of installing telephone and data communications wiring.

EXHIBIT “J”

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated             , 20    , is made among Demandware, Inc. (“Tenant”). Burlington Office Park V Limited Partnership (“Landlord”), and Bank of America, N.A., a national banking association (“Mortgagee”).

WHEREAS, Mortgagee is the owner of a promissory note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Note”) dated December 19, 2007, executed by Landlord payable to the order of Mortgagee, in the principal face amount of $30,316,000, bearing interest and payable as therein provided, secured by, among other things, a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”). recorded or to be recorded in the land records of Middlesex South Registry of Deeds in Book      Page         , covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”):

WHEREAS, Tenant is the tenant under a lease from Landlord dated             , 2010 (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”): and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the Premises , and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the lien of the Mortgage, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage, including any conveyance in lieu of foreclosure,

(b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage, and

(c) that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure, the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner (as defined below) as provided, and subject to the limitations contained in, Section 3 below.

3. Attornment.

(a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”). Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

(i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property except with respect to acts, omissions or defaults which continue after New Owner’s actual ownership, which violate New Owner’s obligations as landlord under the Lease and are curable by New Owner but which New Owner fails to cure within a reasonable time after taking ownership of the Property;

(ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) except to the extent expressly provided for in the Lease;

(iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv) bound by any amendment, or modification of the Lease hereafter made (it being agreed that the exercise of any extension right contained in the Lease shall be binding on New Owner); or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to Tenant’s knowledge, no default exists under the Lease, (0 to Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested to the extent the same are not able to be determined by reviewing the Lease.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant acknowledges that the Mortgage contains or will contain an assignment of rents and leases. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

(b) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee, which may be concurrent with any notice to Landlord; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event thirty (30) days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be required to cure or remedy such default, act or omission. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee. The foregoing shall not apply to the termination rights of Tenant pursuant to Sections 3.2, 7.1 and 8.3 of the Lease.

(d) In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset (except as permitted under the Lease), or as otherwise required pursuant to such notice beginning with the payment next due (and not previously paid) after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

(e) Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h) Mortgagee and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

(i) Notwithstanding anything to the contrary in the Lease or the Security Documents, neither Mortgagee nor any New Owner shall be liable for or bound by any Construction-Related Obligation under the Lease. As used herein, a “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Property, including the Premises

(j) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l) Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined in the Lease on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws.

Tenant shall be solely responsible for and shall reimburse and indemnify New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that New Owner or Mortgagee, as applicable, may incur by reason of Tenant’s violation of the requirements of this Paragraph 5(1).

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement and agrees to credit any amounts so paid to Tenant’s obligations under the Lease. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7. Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile, by overnight courier with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt of a machine confirmation that the facsimile has been sent. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease as between Tenant and Mortgagee.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Note, or Security Documents.

(c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e) The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:	MORTGAGEE:

Bank of America	Bank of America, N.A.
225 Franklin Street
Boston, MA 02110
MA 1-225-02-04

By:
Name:
Attention: Douglas E. Kron, Senior Vice President/	Title:
Senior Relationship Underwriter

ADDRESS OF TENANT:	TENANT:

10 Presidential Way
Woburn, MA 01801	Demandware, Inc.

By:
Name:
Attention:	Title:

ADDRESS OF LANDLORD:	LANDLORD:

The Gutierrez Company	Burlington Office Park V
Burlington Office Park	Limited Partnership
One Wall Street
Burlington, MA 01803	By:	The Gutierrez Company, its
General Partner

Attention: John A. Cataldo

By:
	Name:	Arthur J. Gutierrez, Jr.
	Title:	President

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss

On this      day of             , 2010, before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., President of The Gutierrez Company, General Partner of Burlington Office Park V Limited Partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purposes.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

                                         , ss

On this      day of             , 2010, before me, the undersigned notary public, personally appeared                             ,                              of Demandware, Inc., proved to me through satisfactory evidence of identification, ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

                                         , ss

On this      day of             , 2010, before me, the undersigned notary public, personally appeared                             , the                              of Bank of America, N.A., proved to me through satisfactory evidence of identification, ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

Lot A shown on a plan entitled “Subdivision Plan of Land in Burlington, Massachusetts”, prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1” = 80 feet, dated November 16, 2001, revised January 29, 2002 and recorded with said Deeds, as Plan No. 650 of 2002. A portion of Lot A is registered land, being Lots 6 and 7 shown on Land Court Plan 34820B.

EXHIBIT “K”

Tenant Estoppel Certificate

To:	Bank of America, N.A.
One Federal Street
MA5-503-04-16
Boston, MA 02110
	Attention:	Relationship Administration
Commercial Real Estate Banking

Re:

1. The undersigned, as Tenant of approximately              square feet of space (the “Premises”) under that certain Lease dated             , 2010 (the “Lease”) made with Burlington Office Park V Limited Partnership, Landlord, covering space in Landlord’s building (the “Building”) in Middlesex County, Massachusetts, known as Five Wall Street, hereby certifies as follows:

(a) That attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease, together with all amendments thereto;

(b) That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit “A.” The interest of the undersigned in the Lease has not been assigned or encumbered;

(c) That the Lease, as amended as indicated in Exhibit “A,” represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(d) That all insurance required of the undersigned under the Lease has been provided by the undersigned and all premiums have been paid;

(e) That the commencement date of the term of the Lease was                                      ,             ;

(f) That the expiration date of the term of the Lease is             , 201    , including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

(g) That in addition to the Premises, the undersigned has the right to use or rent          parking spaces in or near the Building during the term of the Lease;

(h) That the undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease;

(i) That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through                      (not to exceed one month);

(j) That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(k) That the annual minimum rent currently payable under the Lease is $             and such rent has been paid through                     ;

(1) That the annual percentage rent currently payable under the Lease is at the rate of                      and such rent has been paid through                             ;

(m) That additional rent is payable under the Lease for Operating Costs. The base year for Operating Costs is 2011;

(n) That the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in                                         , a copy of which is attached hereto). No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(o) That there are no defaults by the undersigned or, to the knowledge of the undersigned, the Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

(p) That the undersigned has paid to Landlord a security deposit in the amount of $494,000 [Modify as applicable if furniture lien is still in place and if LOC has reduced per Article XI];

(q) That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(r) That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

2. The undersigned represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material (as defined in the Lease) on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of the business of the undersigned in compliance with all applicable laws. Except for any such legal and commercially reasonable use by the undersigned, the undersigned has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

3. The undersigned acknowledges the right of Lender to rely upon the certifications and agreements in this Certificate in making a loan to Landlord. The undersigned hereby agrees to furnish Lender with such other and further estoppel certificates as Lender may reasonably request.

EXECUTED this      day of             ,     .

By:
Name:
Title:

EXHIBIT “L”-

FORM OF CHANGE ORDER

LANDLORD, TENANT, CONTRACTOR

CHANGE PROPOSAL FORM

Project:
		R	NR
Proposal No.	Date:
From: (Landlord)		BB	TW
To: (Contractor)
Copy to: (Tenant)		Entity	Acct.

Step 1:	Contractor:	Provide an estimate for the described work.
	Architect:	Develop proper plans and specifications to clarify described work.
	Description:	(List Drawings).

	Landlord:	Reason:

Step 2:	Contractor:	Proceed with work as definitive plans become available.

	Landlord:	Reason:

Step 3:	COST OF WORK

	a. Gross cost of the work	$
(see attached breakdown)
	b. Less value of standard tenant allowances	$( )
(if applicable)
	c. Net additional cost of work	$
	d. Add construction fee and overhead % x Item c	$
	e. Total Cost of Work	$

Submitted by:
	Contractor	Date

Step 4:	The submitted COST OF WORK has been reviewed and is (not) approved.

	Architect	Date

	DESIGN FEES (including mechanical, structural and electrical engineering)		$
	TOTAL COST OF PROPOSAL		$

Step 5:	FINAL ACTION
	a. The Tenant	hereby agrees to reimburse the Landlord the
(Name of Firm)

Total Cost of Proposal shown in Step 4 above.

Authorized Tenant’s Representative	Date

b. This Bulletin is approved (rescinded) and the work above is (not) to be performed. Cost of this work shall be included in Change Order No. .

Landlord	Date

EXHIBIT “M”

FORM OF LETTER OF CREDIT

(THE ACTUAL FORM WILL DEPEND ON THE ISSUING BANK)

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

DATE:	DELIVERY BY COURIER SERVICE

BENEFICIARY:	APPLICANT:

Burlington Office Park V Limited Partnership
c/o The Gutierrez Company
One Wall Street. Burlington, MA 01803

AMOUNT:	USD	$	EXPIRY
DATE:

AT OUR COUNTERS IN SANTA CLARA,
CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR EFFECTIVE IMMEDIATELY, BY ORDER AND FOR THE ACCOUNT OF                      FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF                                          (USD             ) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON US AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY.

2.	A DATED STATEMENT FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING THE FOLLOWING:

“REFERENCE IS HEREBY MADE TO THAT CERTAIN LEASE (THE “LEASE”) DATED                , 2010 [INSERT LEASE DATE] BETWEEN BENEFICIARY AS LANDLORD (THE “LANDLORD”) AND DEMANDWARE, INC. AS TENANT (THE “TENANT”). I HEREBY CERTIFY THAT I AM AN AUTHORIZED REPRESENTATIVE OF LANDLORD AND FURTHER CERTIFY THAT:

(I)

EITHER (A) AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED AND REMAINS UNCURED BEYOND THE APPLICABLE CURE PERIOD, OR (B) APPLICANT HAS NOT RENEWED, REPLACED OR AMENDED THE LETTER OF CREDIT BY NOT LATER THAN TWENTY-FIVE (25) BANKING DAYS PRIOR TO THE EXPIRATION THEREOF OR PROVIDED A CASH

DEPOSIT, IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 11 OF THE LEASE; AND

(II)	THIS DRAWING IN THE AMOUNT OF USD (INSERT AMOUNT, NOT TO EXCEED AVAILABLE CREDIT) REPRESENTS FUNDS DUE TO LANDLORD UNDER AND PURSUANT TO THE LEASE.”

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “A” ATTACHED HERETO) AND OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00). ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

PARTIAL DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

ALL DOCUMENTS INCLUDING DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS TO US ON A BUSINESS DAY BY OVERNIGHT COURIER MAIL AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON

PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”).

VERY TRULY YOURS,

AUTHORIZED OFFICIAL

[SEE SVB’S EXHIBIT “A”]

[ATTACH]

EXHIBIT “A”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA. CA 95054		NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.		SILICON VALLEY BANK. SANTA CLARA
	STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

(Name of Bank)

(Address of Bank)

(City. State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

Exhibit “N”

Plans Showing Tenant’s Signage (including location of exterior signage,

style of signage and location of signage on exterior of the second floor entry to the Premises)

[TO BE ATTACHED]

# Exhibit N

one
demandware

Building view from Cambridge St. & Route 128/95

*Sign Option 1*

demandware

Building view from Route 128/95

*Sign Option 2*

# Exhibit N

## External Sign Options

THE GUTIERREZ COMPANY

**5 Wall Street**
Burlington, Massachusetts

Conceptual Building Sign Layout for:
demandware

Conference
Storage
LOGO
GLASS
NON-ILLUMINATED SIGNAGE ON SOFFIT ABOVE. SIZE & MATERIALS TO BE AGREED UPON.
Common Area
DN

# *Exhibit "N"*

THE GUTIERREZ COMPANY

**5 Wall Street**
Burlington, Massachusetts

Interior Tenant Sign
demandware